As filed with the Securities and Exchange Commission on February 10, 2020

Registration No. 333-235938

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-1

UNDER THE SECURITIES ACT OF 1933

THE GREATER CANNABIS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Florida	7370	30-0842570
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15 Walker Avenue, Suite 101

Baltimore, Maryland 21208

(443) 738-4051

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Aitan Zacharin

Chief Executive Officer

15 Walker Avenue, Suite 101

Baltimore, Maryland 21208

(443) 738-4051

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Dale S. Bergman, P.A.

901 Ponce De Leon Blvd., Suite 303

Coral Gables, Florida 33134

(305) 358-5100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [X]

CALCULATION OF ADDITIONAL REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per Share(3)		Proposed Maximum Aggregate Offering Price(3)			Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	25,000,000	(1)	$0.02155	(2)		$538,750	(2)	$69.93

Common Stock, par value $0.001 per share	5,000,000	(2)	$0.02155	(2)		$107,750	(2)	$13.99

TOTAL	30,000,000				$			$83.92	(4)

(1)	These shares of common stock may be issued upon conversion of a $1,200,000 principal amount 6% senior convertible note held by Eagle Equities, LLC (the “Eagle Note”) or as payment of interest under the Note. In accordance with Rule 416(a) under the Securities Act of 1933, the registrant is also registering hereunder an indeterminate number of additional shares that may be issued and resold as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)

These shares of common stock may be issued upon conversion of a $166,500 principal amount 6% convertible redeemable note held by GW Holdings Group, LLC (the “GW Note”). In accordance with Rule 416(a) under the Securities Act of 1933, the registrant is also registering hereunder an indeterminate number of additional shares that may be issued and resold as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the price of $0.02155, which was the average of the high and low prices for the Company’s common stock on February 6, 2020.

(4)	Of which $45.86 has heretofore been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2020

PROSPECTUS

THE GREATER CANNABIS COMPANY, INC.

30,000,000 Shares of Common Stock

We are registering 30,000,000 shares of our common stock, par value $0.001 per share for sale the Selling Shareholders named herein. 25,000,000 of these shares may be issued upon conversion of a $1,200,000 principal amount 6% senior convertible note (the “Eagle Note”) held by Eagle Equities, LLC (“Eagle”) and 5,000,000 of these shares may be issued upon conversion of a $166,500 principal amount 6% convertible redeemable note (the “GW Note,” and together with the Eagle Note, the “Notes”) held by GW Holdings Group, LLC (“GW,” and together with Eagle, the “Selling Shareholders”). or in payment of interest on the Note. The registration statement of which this prospectus forms a part, also covers such additional shares as may be issued pursuant to the Notes as a result of adjustments to the conversion price of the Notes resulting from stock splits, stock dividends, recapitalizations and certain other events.

The Selling Shareholder sand any of their respective pledgees, donees, transferees or other successors-in-interest, may offer and sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock. The Selling Shareholders will offer and sell the shares of common stock in accordance with the “Plan of Distribution” set forth in this prospectus.

The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is currently quoted on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. under the symbol “GCAN.” On February 6, 2020, the closing price for our common stock was $0.0222.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “Jobs Act”) and as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The purchase of the shares of common stock offered through this prospectus involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning at page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________ __, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the Selling Shareholder named herein may distribute the shares of common stock covered by this prospectus. A prospectus supplement may add, update or change information contained in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in this prospectus contains “forward-looking statements.” These forward-looking statements are contained principally in the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

The forward-looking statements herein represent our expectations, beliefs, plans, intentions or strategies concerning future events, including, but not limited to: our future financial performance; our future operations; our competitive advantages; our brand image; our ability to meet market demands; the sufficiency of our resources in funding our operations; and our liquidity and capital needs.

Our forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Moreover, our forward-looking statements are subject to various known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.

Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our common stock, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in the prospectus to “The Greater Cannabis Company” the “Company,” “we,” “us” and “our” or similar terms are to The Greater Cannabis Company, Inc. and its subsidiary.

Company Overview

The Company is engaged in identifying and consummating legal cannabis, cannabinoid and related investment and development opportunities through direct equity investments, joint ventures, licensing agreements or acquisitions.

Our initial focus is on commercializing technology developed by Pharmedica, Ltd. an Israel biopharmaceutical company (“Pharmedica”) and exclusively licensed to us worldwide for transmucosal delivery of legal medical or recreational cannabis (other than in the field of oral care) and cannabinoids (“CBD”) (the “Technology”). While part of the cannabis family, CBD, which contains less than 0.3% tetrahydrocannabinol (“THC”), the psychoactive compound that produces the “high” in marijuana, is distinguished from cannabis by its use, physical appearance and lower THC concentration (cannabis generally has a THC level of 10% or more). The Technology is centered around an eluting patch platform (“ETP”), which is a bio adhesive, transmucosal orally dissolving thin film system. The platform allows for actives loaded onto the ETP to be absorbed by the buccal mucosa into the body.

The Company intends to commercialize the Technology by sublicensing or partnering with companies in the legal cannabis and CBD industries to bring the product to market. Potential partners include licensed producers, distributors, processors, consumer product and pharmaceutical companies. The Company intends to focus on the North American market in legal medical and recreational cannabis and CBD segments.

The commercialization of the Technology is expected to require an investment of up to $1,500,000 and up to one year to finalize.

The Company is actively seeking (but has not as yet identified) additional licensing and other development opportunities in the legal cannabis and CBD sectors.

Corporate Information

The Company was organized as a limited liability company in the State of Florida, effective March 13, 2014 and was converted to a Florida corporation effective January 13, 2017. Our executive offices are located at 15 Walker Avenue, Suite 101, Baltimore, Maryland 21208 and our telephone number is (443) 738-4051.

Corporate History

The Company’s initial business plan was to concentrate on cannabis related investment and development opportunities by direct e-commerce sales and advertising through its online retail store, direct equity investments, joint ventures, licensing agreements and/or acquisitions.

On July 31, 2018, the Company entered into and consummated a voluntary share exchange transaction with Green C Corporation, a company incorporated under the laws of the Province of Ontario (“Green C”) and the shareholders of Green C (the “Green C Shareholders”) pursuant to a Share Exchange Agreement by and among the Company, Green C and the Green C Shareholders (the “Exchange Agreement”). Green C had entered into the license agreement with Pharmedica for the commercialization of the Technology.

In accordance with the terms of the Exchange Agreement, the Company issued 9,411,998 shares of its preferred stock, par value $0.001 (the “Series A Preferred Shares”) to the Green C Shareholders in exchange for 100% of the issued and outstanding capital stock of Green C (the “Exchange Transaction”). As a result of the Exchange Transaction, the Green C Shareholders acquired Series A Preferred Shares holding 79.05% of the voting power of the Company’s issued and outstanding shares of capital stock, Green C became the Company’s wholly-owned subsidiary and the Company acquired 100% of the business and operations of Green C.

After the consummation of the transactions contemplated by the Exchange Agreement, we modified our business model to eliminate online retail sales and advertising and instead to focus on commercializing the Technology and seeking other complementary investment and development opportunities in the legal cannabis, CBD and related fields.

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Going Concern

The Company is a development stage company. The Company has had no revenues and has incurred losses of $1,283,201, $839,070 and $552,558 for the period December 21, 2017 (inception) through September 30, 2019, the year ended December 31, 2018 and the nine months ended September 31, 2019 respectively. We had accumulated deficits of $839,070 and $1,283,201 at December 31, 2018 and September 30, 2019, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing shareholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.

Section 107(b) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues are $1 billion, as adjusted, or more; (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

The Selling Shareholders

Eagle

On February 12, 2019, the Company issued a 6% senior convertible note (the “Eagle Note”) to Eagle Equities, LLC (“Eagle”), having a principal amount of $1,200,000 of which $96,000 constituted an original issue discount. In connection with the Eagle Note, the Company and Eagle entered into a securities purchase agreement (the “Eagle SPA”). The Eagle Note will mature on the earlier of twelve (12) months from the Issue Date.

The Eagle Note may be pre-paid in whole or in part by paying Eagle the following premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days	105% * (Principal + Interest (“P+I”)
31- 60 days	110% * (P+I)
61-90 days	115% * (P+I)
91-120 days	120% * (P+I)
121-150 days	125% * (P+I)
151-180 days	130% * (P+I)

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Any amount of principal or interest on the Eagle Note, which is not paid when due shall bear interest at the rate of twenty four (24%) per annum from the due date thereof until the same is paid.

Eagle has the right beginning on the date which is one hundred eighty (180) days following the Issue Date to convert all or any part of the outstanding and unpaid principal amount of the Eagle Note into fully paid and non-assessable shares of common stock of the Company at the conversion price (the “Eagle Conversion Price”). The Eagle Conversion Price shall be, equal to 65% of the lowest closing price of the Company’s common stock on the OTCQB tier of the over-the-counter market, as reported by OTC Markets, Inc. or any other national securities on exchange which the Company’s shares are traded at the time of conversion, for the fifteen (15) prior trading days including the day upon which a Notice of Conversion is received by the Company. The Eagle Note contains other customary terms found in like instruments for conversion price adjustments.

In the case of an Event of Default (as defined in the Eagle Note), the Eagle Note shall become immediately due and payable and interest shall accrue at the rate of Default Interest. Certain events of default will result in further penalties.

On January 27, 2020, the Company entered into an amendment to the Eagle SPA. pursuant to which the Company and Eagle agreed to amend the Eagle SPA to provide forth an additional funding of $150,000 under the Eagle Note upon the filing of this registration statement with the SEC (which amount has been funded) and a further funding of $85,000 in net proceeds to the Company upon effectiveness of this registration statement. Moreover, the Company agreed reserve with its transfer agent, shares having a value of at least 400% of the discount value of the funded balance of the Eagle Note at each closing.

GW Note

On January 27, 2020, the Company issued a 6% convertible redeemable note ( the “GW Note,” and together with the Eagle Note, the “Notes”) to GW Holdings Group, LLC (“GW,” and together with Eagle, the “Selling Shareholders”), having a principal amount of $166,500 of which $13,500 constituted an original issue discount. In connection with the GW Note, the Company and GW entered into a securities purchase agreement (the “GW SPA”). The GW Note will mature on January 27, 2021. The GW Note may be pre-paid in whole or in part by paying GW the following premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days	105% * (Principal + Interest (“P+I”)
31- 60 days	110% * (P+I)
61-90 days	115% * (P+I)
91-120 days	120% * (P+I)
121-150 days	125% * (P+I)
151-180 days	130% * (P+I)

Any amount of principal or interest on the GW Note, which is not paid when due shall bear interest at the rate of twenty-four (24%) per annum from the due date thereof until the same is paid.

GW has the right beginning on the date which is one hundred eighty (180) days following issuance of the GW Note to convert all or any part of the outstanding and unpaid principal amount of the GW Note into fully paid and non-assessable shares of common stock of the Company at the conversion price (the “GW Conversion Price”). The GW Conversion Price shall be, equal to 55% of the lowest closing price of the Company’s common stock as reported on the National Quotations Bureau OTC Market exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future, for the fifteen (25) prior trading days including the day upon which a Notice of Conversion is received by the Company. The GW Note contains other customary terms found in like instruments for conversion price adjustments. In the case of an Event of Default (as defined in the GW Note), the GW Note shall become immediately due and payable and interest shall accrue at the default rate. Certain events of default will result in further penalties.

The registration statement of which this prospectus forms a part, is filed in connection with the Notes to cover resale by the Selling Shareholders of up to 25,000,0000 shares of common stock which may be issued to Eagle upon conversion of the Eagle Note and/or payment of interest thereunder and up to 5,000,000 shares of common stock which may be issued to GW upon conversion of the GW Note.

Recent Development - Note Exchange

On October 18, 2019 (the “Exchange Date”), we entered into a note exchange agreement with Emmet Capital Partners LLC (“Emet”) pursuant to which Emet exchanged the following notes:

1.	A note dated May 25, 2017 in the original principal amount of $55,000.00, of which $2,798.70 remained outstanding and $330.09 of interest accrued as of 10/18/19 (“ON1”);
2.	An allonge to the September 14, 2018 Note dated March 28, 2018, in the original principal amount of $12,100.00, of which $12,100.00 remained outstanding and $3.339.93 of interest and default damages accrued as of 10/18/19 (“ON2”); and
3.	An allonge to the September 14, 2018 Note dated June 13, 2018, in the original principal amount of $5,500.00, of which $5,500.00 remained outstanding and $1.518.93 of interest and default damages accrued as of 10/18/19 (“ON3”).

for the following new notes: one for $3,128.79 (“NN1”), one for $15,439.93 (“NN2”), and one for $7,018.15 (“NN3”). NN1 is being exchanged for ON1, NN2 is being exchanged for ON2, and NN3 is being exchanged for ON3. NN1, NN2 and NN3 are collectively referred to as the “Exchange Notes”.

Emet has the right beginning on the date which is one hundred eighty (180) days following the Exchange Date to convert all or any part of the outstanding and unpaid principal amount of the Exchange Notes into fully paid and non-assessable shares of common stock of the Company at a conversion price equal to 65% of the lowest closing price of the Company’s common stock as reported on the OTCQB tier of the over-the-counter market maintained by OTC Markets, Inc. or any other national securities exchange which on which the Company’s shares are traded at the time of conversion for the fifteen prior trading days including the day upon which a notice of conversion is received by the Company.

Interest on any unpaid principal balance of this Note shall be paid at the rate of 6% per annum. Interest shall be paid by the Company in shares of common stock.

(b)	The Notes may be prepaid or assigned with the following penalties/premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days	105% * (P+I)
31- 60 days	110% * (P+I)
61-90 days	115% * (P+I)
91-120 days	120% * (P+I)
121-150 days	125% * (P+I)
151-180 days	130% * (P+I)

This Note may not be prepaid after the 180th day following the Exchange Date.

In the case of an Event of Default (as defined in the Exchange Notes), the Exchange Notes shall become immediately due and payable and interest shall accrue at the rate of Default Interest (as defined in the Exchange Notes). Certain events of default will result in further penalties.

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THE OFFERING

Common stock offered by the Selling Shareholder	30,000,000 shares of common stock(1)

Common stock outstanding as of the date of this prospectus	55,339,815 shares of common stock. (2)

Terms of the Offering	Each Selling Shareholder will determine when and how it will sell the common stock offered in this prospectus.

Use of Proceeds	We will not receive any proceeds from the sale of common stock offered by the Selling Shareholders under this prospectus.

Risk Factors

The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. Risk Factors relating to our business and prospects include:

●	the limited operating history with our current business;
●	significant losses incurred to date and “going concern” explanatory paragraph in our auditor’s report;
●	the need for substantial additional financing to become commercially viable;
●	dependence upon the successful development, commercial launch and acceptance of our planned products and in the successful license of our technology;
●	effectiveness of the Company’s marketing strategy;
●	the scope of intellectual property protection we can achieve;
●	our dependence on third party manufacturing;
●	competition; and
●	our reliance on key members of management.

(1)	The shares registered hereunder shares are issuable upon conversion of the Notes or in payment of interest on the Eagle Note.
(2)

The number of shares of our common stock outstanding (a) includes 10,124,000 shares in the Selling Shareholder’s reserve for conversion under the Note with our transfer agent, which will not be issued until the Company receives a Notice of Conversion but which are included as outstanding shares, but does (b) not include (i) 470,599, 900 shares issuable upon conversion of outstanding notes payable or our Series A Convertible Preferred Stock; and (ii) additional shares of common stock which may be issued upon conversion of the Notes.

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SUMMARY FINANCIAL DATA

The following summary selected condensed consolidated financial information as of and for the years ended December 31, 2018 and 2017, have been derived from our audited financial statements. The financial information as of and for the nine months ended September 30, 2019 and 2018 is derived from our unaudited condensed consolidated financial statements. The condensed consolidated financial information set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus.

	For the Year Ended December 31,		For the Nine Months Ended September 30,
	2018	2017	2019	2018
	(audited)		(unaudited)	(unaudited)

Consolidated Statement of Operations Data:

Revenues	$95,375	$-	$2,620	$95,375

Loss from operations	$(190,919)	$-	$(330,593)	$(114,,751)

Other income (expense)	(648,151)	$-	(221,965)	(748,792)

Net loss	$(839,070)	$-	(552,558)	(863,543)

Loss per share, basic and diluted	$(.03)	$-	$(.02)	$(.03)

Weighted average shares outstanding, basic and diluted	29,964,950	-	34,439,921	29,439,590

Balance Sheet Data:

	December 31, 2018	December 31, 2017	September 30, 2019
	(audited)	(audited)	(unaudited)

Cash And Cash Equivalents	$59,891	$-	$45,848

Total Assets	$149,640	$-	$120,597

Convertible Notes	$64,914	$-	$194,430

Total Liabilities	$713,426	$-	$760,314

Total Stockholders’ Deficit	$(563,786)	$-	$(639,717)

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RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus, including the financial statements and related notes that appear at the end of this prospectus, before deciding to invest in our securities. These risks should be considered in conjunction with any other information included herein, including in conjunction with forward-looking statements made herein. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

Risks Related to the Company’s Business

We are a development stage company with a limited operating history.

The Company is a development stage company, with a limited operating history. The Company has generated only minimal revenues to date and has incurred losses of $1,391,628, $839,070 and $552,558 for the period December 21, 2017 (inception) through September 30, 2019, the year ended December 31, 2018 and the nine months ended September 31, 2019 respectively. We had accumulated deficits of $839,070 and $1,283,201 at December 31, 2018 and September 30, 2019, respectively. We are subject to all the problems, expenses, difficulties, complications and delays encountered in establishing a new business. The Company does not know if it will become commercially viable and ever generate significant revenues or operate at a profit.

Our independent registered public accounting firm has issued a going concern opinion; there is substantial uncertainty that we will continue operations in which case you could lose your investment.

In their report dated April 15, 2019, our independent registered public accounting firm, Michael T. Studer CPA P.C., stated that our audited consolidated financial statements have been prepared assuming that the Company will continue as a going concern. We had losses of $839,070 and $552,558 for the year ended December 31, 2018 and the nine months ended September 31, 2019 respectively and accumulated deficits of $839,070 and $1,283,201 at December 31, 2018 and September 30, 2019, respectively. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs over the next twelve months with existing cash on hand and public issuance of common stock. Although we may be successful in obtaining financing and/or generating revenue to fund our operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such funding will be achieved at a sufficient level or that we will succeed in our future operations.

The Company’s ultimate success will be dependent in large part on our ability to successfully commercialize the Technology licensed from Pharmedica.

Our success in large part will be dependent on our ability to successfully commercialize the Technology licensed from Pharmedica. We estimate that it will take up to $1,500,000 and a year to do so. There can be no assurance given that the Company will have the financial or technical resources to do so, or even if we do, that it can be successfully commercialized. Failure to do so would substantially harm the Company’s business, results of operations and financial condition.

There can be no assurance that even if the Technology and the ETP are successfully commercialized, that it will be accepted by participants in the legal cannabis and CBD industries.

Even if we are able to successfully commercialize the Technology licensed from Pharmedica and the ETP it uses, our success will be dependent in part on acceptance of the Technology and the ETP by participants in the legal cannabis and CBD industries. There can be no assurance given that such will be the case and if industry participants do not accept the Technology and the ETP our business prospects will be significantly harmed.

We intend to rely on third party partners and sublicensees to market the Technology.

We have no internal marketing experience and accordingly, we intend to market the Technology once commercialized by sublicensing or partnering with companies in the legal cannabis and CBD industries. We have no agreements with any potential sublicensee or partner and there can be no assurance that we can enter into such an agreement on commercially reasonable terms. Failure to do so could seriously harm our business, financial condition and results of operations.

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In the event we breach or default under our license agreement with Pharmedica, Pharmedica may terminate the license of the Technology, in which case our business, financial condition and results of operations would be significantly harmed.

Our success for the foreseeable future will be dependent upon our ability to commercialize the Technology under the license agreement with Pharmedica. In the event we breach or default under the license agreement, Pharmedica will have the right to terminate the license of the Technology, in which case our business, financial condition and results of operations would be significantly harmed and we may need to cease operations.

We will need to raise additional capital to continue operations over the coming year and otherwise fund commercialization of the Technology..

We anticipate the need to raise approximately $1,500,000 in capital to fund our operations through December 31, 2019. We expect to use these cash proceeds primarily for business development, testing, licensing and operations. Moreover, we will likely need additional funding beyond December 31, 2019 to become commercially viable and ultimately achieve profitable operations. We cannot guarantee that we will be able to raise these required funds on commercially reasonable term or generate sufficient revenue to remain operational. Failure to secure needed financing at any stage would seriously harm our business, financial condition and results of operations.

Our proposed business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization and/or voter approved referenda of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of the date of this prospectus, 33 states and the District of Columbia allow its citizens to use medical marijuana Voters in the states of Colorado, Washington, Alaska, Oregon, California, Maine, Nevada, Massachusetts and the District of Columbia have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use, cultivation and/or possession illegal on a national level. As discussed in the “Cole Memo” the former Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. Any change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

All strains of cannabis other than hemp remain illegal under Federal law.

Despite the development of a legal cannabis industry under the laws of certain states and the legalization of hemp under the Agriculture Improvement Act of 2018, the state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a “Schedule-I” controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the Obama Administration determined that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical and recreational cannabis. There is no guarantee that the Trump Administration will not change the Federal government’s stated policy regarding the low-priority enforcement of Federal laws in states where cannabis has been legalized. Any such change in the Federal government’s enforcement of Federal laws could cause significant financial damage to us and our shareholders.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

As the possession and use of strains of cannabis that are not hemp is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of non-hemp cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

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Our potential customers, clients and companies which we may elect to invest directly with may have difficulty accessing the service of banks, which may make it difficult for them to operate.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses. A memorandum issued by the Justice Department to federal prosecutors reiterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and “may not” be prosecuted. FinCEN issued guidelines to banks noting that it is possible to provide financial services to state-licensed cannabis businesses and still be in compliance with federal anti-money laundering laws. The guidance, however, falls short of the explicit legal authorization that banking industry officials had requested the government provide, and, to date, it is not clear if any banks have relied on the guidance to take on legal cannabis companies as clients. The aforementioned policy can be changed, including in connection with a change in presidential administration, and any policy reversal and or retraction could result in legal cannabis businesses losing access to the banking industry.

Because the use, sale and distribution of cannabis remains illegal under federal law, many banks will not accept deposits from or provide other bank services to businesses involved with cannabis. The inability to open bank accounts may make it difficult for our existing and potential customers, clients and tenants to operate and may make it difficult for them to contract with us.

We are highly dependent on the services of key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team, specifically Aitan Zacharin. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

Government actions or digital distribution platform restrictions could result in our products and services being unavailable in certain geographic regions, harming future growth.

Due to our connections to the cannabis industry, governments and government agencies could ban or cause our ETP technology to become unavailable in certain regions and jurisdictions. This could greatly impair or prevent us from entering the market and commercializing our technology.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established retail and technology companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the technological or cannabis markets.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers’ compensation, general liability, and directors and officer’s insurance, is more difficult for us to find and more expensive, because we are a service provider to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities. The Greater Cannabis Company, Inc. carries general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any other types of insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Participants in the cannabis industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies operating in compliance with applicable state laws, as well as recent guidance from the United States Department of Justice, banks remain wary of accepting funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis and/or related products. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. Our inability to open a bank account may make it difficult (and potentially impossible) for us, or some of our advertisers, to do business with us.

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Our success will depend in large part upon the validity of the patent and other intellectual property we license from Pharmedica and any failure to protect our intellectual property rights or any claims that we are infringing upon the rights of others may adversely affect our competitive position.

Our success will depend in large part upon the validity of the patent and other intellectual property we license from Pharmedica as part of the Technology and on our ability to protect and defend our intellectual property rights. We cannot be sure that our existing and potential competitors will not challenge, invalidate or circumvent any of our existing or future patent and other intellectual property rights.

Our ETP Technology may require FDA approval.

The use of our ETP technology may be subject to pre-approval by the U.S. Food and Drug Administration (the “FDA”) for certain applications, or equivalent regulatory body approval in other jurisdictions. If so, obtaining FDA and other approvals will require a substantial investment of funds and may take years. There is no assurance that we will be able to successfully obtain any such required regulatory approvals needed to enter certain markets.

Risks Related to our Status as a Public Company

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934(the “Exchange Act”) that requires us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The incurrence of such costs is an expense to our operations, may increase as the Company grows and therefore have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our internal controls are inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Rule 13a-15(f) under the Exchange Act, internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our Chief Executive Officer has concluded that as of June 30, 2019, our disclosure controls and procedures, and our internal control over financial reporting, were not effective at the reasonable assurance level. We are taking additional steps to remedy these material weaknesses. However, we expect to incur additional expenses and diversion of management’s time in order to do so, which may adversely affect our business, results of operations and financial condition. Further effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

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The Jobs Act has reduced the information that the Company is required to disclose, which could adversely affect the price of our common stock.

Under the Jobs Act, the information that the Company is required to disclose has been reduced in a number of ways.

Before the adoption of the Jobs Act, the Company was required to register the common stock under the Exchange Act within 120 days after the last day of the first fiscal year in which the Company had total assets exceeding $1,000,000 and 500 record holders of the common stock; the Jobs Act has changed this requirement such that the Company must register the common stock under the Exchange Act within 120 days after the last day of the first fiscal year in which the Company has total assets exceeding $10,000,000 and 2,000 record holders or 500 record holders who are not “accredited investors.” As a result, the Company is now required to register the common stock under the Exchange Act substantially later than previously.

As a company that had gross revenues of less than $1 billion during the Company’s last fiscal year, the Company is an “emerging growth company,” as defined in the Jobs Act (an “EGC”). The Company will retain that status until the earliest of (a) the last day of the fiscal year which the Company has total annual gross revenues of $1,000,000,000 (as indexed for inflation in the manner set forth in the Jobs Act) or more; (b) the last day of the fiscal year of following the fifth anniversary of the date of the first sale of the common stock pursuant to an effective registration statement under the Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which the Company is deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act or any successor thereto. As an EGC, the Company is relieved from the following:

●	The Company is excluded from Section 404(b) of the Sarbanes-Oxley of 2002 (“Sarbanes-Oxley”), which otherwise would have required the Company’s auditors to attest to and report on the Company’s internal control over financial reporting. The Jobs Act also amended Section 103(a)(3) of Sarbanes-Oxley to provide that (i) any new rules that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or changes to the auditor’s report to include auditor discussion and analysis (each of which is currently under consideration by the PCAOB) shall not apply to an audit of an EGC; and (ii) any other future rules adopted by the PCAOB will not apply to the Company’s audits unless the SEC determines otherwise.

●	The Jobs Act amended Section 7(a) of the Securities Act to provide that the Company need not present more than two years of audited financial statements in an initial public offering registration statement and in any other registration statement, need not present selected financial data pursuant to Item 301 of Regulation S-K for any period prior to the earliest audited period presented in connection with such initial public offering. In addition, the Company is not required to comply with any new or revised financial accounting standard until such date as a private company (i.e., a company that is not an “issuer” as defined by Section 2(a) of Sarbanes-Oxley) is required to comply with such new or revised accounting standard. Corresponding changes have been made to the Exchange Act, which relates to periodic reporting requirements, which would be applicable if the Company were required to comply with them.

●	As long as the Company is an EGC, the Company may comply with Item 402 of Regulation S-K, which requires extensive quantitative and qualitative disclosure regarding executive compensation, by disclosing the more limited information required of a “smaller reporting company.”

●	In the event that the Company registers the common stock under the Exchange Act as it intends to do, the Jobs Act will also exempt the Company from the following additional compensation-related disclosure provisions that were imposed on U.S. public companies pursuant to the Dodd-Frank Act: (i) the advisory vote on executive compensation required by Section 14A(a) of the Exchange Act; (ii) the requirements of Section 14A(b) of the Exchange Act relating to shareholder advisory votes on “golden parachute” compensation; (iii) the requirements of Section 14(i) of the Exchange Act as to disclosure relating to the relationship between executive compensation and our financial performance; and (iv) the requirement of Section 953(b)(1)of the Dodd-Frank Act, which requires disclosure as to the relationship between the compensation of the Company’s chief executive officer and median employee pay.

Since the Company is not required, among other things, to file reports under Section 13 of the Exchange Act or to comply with the proxy requirements of Section 14 of the Exchange Act until such registration occurs or to comply with certain provisions of Sarbanes-Oxley and the Dodd-Frank Act and certain provisions and reporting requirements of or under the Securities Act and the Exchange Act or to comply with new or revised financial accounting standards as long as the Company is an EGC, and the Company’s officers, directors and 10% shareholders are not required to file reports under Section 16(a) of the Exchange Act until such registration occurs, the Jobs Act has had the effect of reducing the amount of information that the Company and its officers, directors and 10% shareholders are required to provide for the foreseeable future.

As a result of such reduced disclosure, the price for the common stock may be adversely affected, if a market ever develops.

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Public companies are subject to risks relating to securities fraud and derivative lawsuits, which may have a material adverse effect on our business, operations, and financial results.

As a publicly-traded company, we are subject to state and federal securities laws. There is a risk that we may be subject to lawsuits that allege that we have violated such laws. Such a lawsuit would cause us to incur significant legal fees and could take up significant time of our executive officers and directors. We may be unable to defend or settle such an action, causing a material adverse effect on our business, operations, and financial results.

Such allegations could materially harm our reputation among investors and damage our ability to raise funds, issue securities, or remain liquid. It may reduce trading volume and cause a significant decline in the market price of our shares, damaging your ability to sell your shares. We do not currently have directors’ and officers’ insurance.

Risks Relating to our Common Stock

There is currently limited liquidity of shares of our common stock.

Our common stock was first quoted for trading on the OTCQB tier of the over-the-counter market in the quarter ended September 30, 2018. The trading market for our common stock is limited and sporadic. Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares. Even if a market for common stock does develop, the market price of common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

Our stock price may be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. First, our common stock will be compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time. Moreover, the OTCQB is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our common stock if a market does develop. If an active market for our common stock does not develop, the fair market value of our common stock could be materially adversely affected.

Our shares are subject to the “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to the “Penny Stock” rules, which may make the stock more difficult to trade on the open market. A “penny stock” is generally defined by regulations of the SEC as an equity security with a market price of less than $5.00 per share. However, an equity security with a market price under $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i) the equity security is listed on NASDAQ or a national securities exchange;

(ii) the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least $5,000,000, or (b) average annual revenue of at least $6,000,000; or

(iii) the issuer of the equity security has been in continuous operation for more than three years and has net tangible assets of at least $2,000,000.

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Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 19,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock.

Because we can issue additional shares of common stock without shareholder approval, purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 500,000,000 shares of common stock, of which 45,215,815 shares are issued and outstanding as of the date of this prospectus. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our stock in the future.

Dilution from Convertible Note Financings

The Company has done a number of convertible note financings, including the issuance of the Notes to Eagle and GW and the Exchange Notes to Emet. As a result of these transactions, shareholders of the Company may experience additional substantial dilution.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders. We will not receive any proceeds from the sale of shares of common stock in this offering. We have agreed to bear the expenses (other than any underwriting discounts or commissions or broker’s commissions) in connection with the registration of the common stock being offered hereby by the Selling Shareholder.

SELLING SHAREHOLDERS

The shares of common stock being offered by the Selling Shareholders are the shares issuable to the Selling Shareholders upon conversion of the Notes or to Eagle in payment of interest on the Eagle Note. We are registering the shares of common stock in order to permit the Selling Shareholders to offer the shares for resale from time to time. Except for the issuance of the Notes to the Selling Shareholders, neither Selling Shareholder has had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the Selling Shareholders.

This prospectus covers the resale of up to 25,000,000 shares of common stock issuable to Eagle upon conversion of or in payment of interest on the Eagle Note and up to 5,000,000 shares of common stock issuable to GW upon conversion of the GW Note. Because the conversion price of the Notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

Shareholder	Beneficial Ownership Before Offering (1)	Percentage of Common Stock Owned Before Offering (1)(2)	Shares of Common Stock Included in Prospectus(2)	Beneficial Ownership After the Offering (3)	Percentage of Common Stock Owned After the Offering(3)
Eagle Equities, LLC	30,000,000	42.7%	30,000,000	0	0.0%
GW Holdings Group, LLC	5,000,000	11.0%	5,000,000	0	0.0%

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power and also any shares, which the Selling Shareholder has the right to acquire within sixty (60) days of the date of this prospectus. The percentage of shares beneficially owned by the Selling Shareholder is based on 40,267,003 shares of common stock outstanding as of the date of this prospectus.

(2) Does not take account of the limitation on conversion of the Note to the extent (but only to the extent) the Selling Shareholder or any of its affiliates would, after giving effect to of such conversion, beneficially own a number of shares of our common stock which would exceed 9.99% of the outstanding shares of the Company.

(3) Assumes that all shares registered will be sold.

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PLAN OF DISTRIBUTION

Each Selling Shareholder and any of its pledgees, donees, transferees, assignees and successors-in-interest, may from time to time, offer and sell any or all of the shares of common stock through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock.

The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is currently quoted on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. under the symbol “GCAN.” On February 6, 2020 the closing price for our common stock was $0.0222 per share, as reported by OTC Markets Group, Inc.

The Selling Shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	through the distribution of common stock by a Selling Shareholder to its members;

●	any other method permitted pursuant to applicable law; and

●	a combination of any such methods of sale.

Broker-dealers engaged by the Selling Shareholders may arrange for broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, as subsequently further supplemented or amended, if required.

Upon a Selling Shareholder’s notification to us that any material arrangement has been entered into with a broker-dealer for the sale of such Selling Shareholder’s common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act disclosing (a) the name of the Selling Shareholder and the participating broker-dealer(s); (b) the number of shares involved; (c) the price at which such shares of common stock were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (f) other facts material to the transaction.

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BUSINESS

Company Overview

The Company is engaged in identifying and consummating legal cannabis, cannabinoid and related investment and development opportunities through direct equity investments, joint ventures, licensing agreements or acquisitions.

Our initial focus is on commercializing technology developed by Pharmedica, Ltd. an Israel biopharmaceutical company (“Pharmedica”) and exclusively licensed to us worldwide for transmucosal delivery of legal medical or recreational cannabis (other than in the field of oral care) and cannabinoids (“CBD”) (the “Technology”). While part of the cannabis family, CBD, which contains less than 0.3% tetrahydrocannabinol (“THC”), the psychoactive compound that produces the “high” in marijuana, is distinguished from cannabis by its use, physical appearance and lower THC concentration (cannabis generally has a THC level of 10% or more). The Technology is centered around an eluting patch platform (“ETP”), which is a bio adhesive, transmucosal orally dissolving thin film system. The platform allows for actives loaded onto the ETP to be absorbed by the buccal mucosa into the body.

The Company intends to commercialize the Technology by sublicensing or partnering with companies in the legal cannabis and CBD industries to bring the product to market. Potential partners include licensed producers, distributors, processors, consumer product and pharmaceutical companies. The Company intends to focus on the North American market in legal medical and recreational cannabis and CBD segments.

The commercialization of the Technology is expected to require an investment of up to $1,500,000 and up to one year to finalize.

The Company is actively seeking (but has not as yet identified) additional licensing and other development opportunities in the legal cannabis and CBD sectors.

Corporate Information

The Company was organized as a limited liability company in the State of Florida, effective and was converted to a Florida corporation effective January 13, 2017. Our executive offices are located at 15 Walker Avenue, Suite 101, Baltimore, Maryland 21208 and our telephone number is (443) 738-4051.

Corporate History

The Company’s initial business plan was to concentrate on cannabis related investment and development opportunities by direct e-commerce sales and advertising through its online retail store, direct equity investments, joint ventures, licensing agreements and/or acquisitions.

On July 31, 2018, the Company entered into and consummated a voluntary share exchange transaction with Green C Corporation, a company incorporated under the laws of the Province of Ontario (“Green C”) and the shareholders of Green C (the “Green C Shareholders”) pursuant to a Share Exchange Agreement by and among the Company, Green C and the Green C Shareholders (the “Exchange Agreement”). Green C had entered into the license agreement with Pharmedica for the commercialization of the Technology.

In accordance with the terms of the Exchange Agreement, the Company issued 9,411,998 shares of its preferred stock, par value $0.001 (the “Series A Preferred Shares”) to the Green C Shareholders in exchange for 100% of the issued and outstanding capital stock of Green C (the “Exchange Transaction”). As a result of the Exchange Transaction, the Green C Shareholders acquired Series A Preferred Shares holding 79.05% of the voting power of the Company’s issued and outstanding shares of capital stock, Green C became the Company’s wholly-owned subsidiary and the Company acquired 100% of the business and operations of Green C.

After the consummation of the transactions contemplated by the Exchange Agreement, we modified our business model to eliminate online retail sales and advertising and instead to focus on commercializing the Technology and seeking other complementary investment and development opportunities in the legal cannabis, CBD and related fields.

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The License Agreement with Pharmedica

The license agreement with Pharmedica, entered into on June 21, 2018, grants the Company an exclusive worldwide license to commercialize the Technology for transmucosal delivery through the ETP of legal medical or recreational cannabis (other than in the field of oral care) and CBD. The license covers an existing patent issued to Pharmedica by the U.S. Patent and Trademark Office (the “PTO”) an additional patent filed by Pharmedica with the PTO, and all other related know-how and intellectual property rights, whether existing or hereinafter developed by Pharmedica. The license agreements grants Pharmedica the exclusive right to maintain and protect the licensed intellectual property.

The license agreement provides for initial up front royalty payments of $100,000 (which have been paid) and annual royalty payments commencing one year from the date of the license agreement equal to five percent (5%) of net sales generated from the Technology and seven and one-half percent (7-1/2%) of sublicense revenues, with a minimum annual royalty of $50,000. The license agreement also provides for certain milestones in development, commercialization and product launch to be met by the Company, as well as long-term sales goals. The failure of the Company to make any of the foregoing payments or meet any of the milestones gives Pharmedica the right to terminate the license agreement.

Commercialization and Marketing Strategy

Given its small size and limited financial and personnel resources, the Company intends to commercialize the Technology by sublicensing or partnering with companies in the legal cannabis and CBD industries to bring the product to market and market and sell the product on an ongoing basis. Potential partners include licensed producers, distributors, processors, consumer product and pharmaceutical companies. The Company intends to focus on the North American market in legal medical and recreational cannabis and CBD segments. The Company also intends to undertake certain research and development efforts directly through experienced firms in the field which it will retain as independent contractors.

The commercialization of the Technology is expected to require an investment of up to $1,500,000 and up to one year to finalize.

Government Regulation

General

Cannabis is currently a Schedule I controlled substance under the Controlled Substances Act (“CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in those states which have legalized medicinal and/or recreational use of cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, as of the date of this prospectus, thirty-three states and the District of Columbia have legalized medical marijuana in some capacity. Additionally, ten states (Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont and Washington State) and the District of Colombia have approved the implementation of legal recreational marijuana use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA. In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act obligations (.

With the onset of the Trump administration, there have been indications of potential change in cannabis-related policies, including a memo issued by then Attorney General Jeff Sessions in January 2018, although nor formal action has been taken. Accordingly, until there are formal changes in Federal cannabis-related enforcement policies, we intend to remain within the guidelines outlined in the Cole Memo and the FinCEN Guidelines where applicable; however, we cannot provide assurance that we are in full compliance with the Cole Memo, the FinCEN Guidelines or any applicable federal laws or regulations.

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Cole Memo

Because of the discrepancy between the laws in some states, which permit the distribution and sale of medical and recreational cannabis, from federal law that prohibits any such activities, DOJ Deputy Attorney General James M. Cole issued the Cole Memo concerning cannabis enforcement under the CSA. The Cole Memo guidance applies to all of the DOJ’s federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning cannabis in all states.

The Cole Memo reiterates Congress’s determination that cannabis is a dangerous drug and that the illegal distribution and sale of cannabis is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo notes that the DOJ is committed to enforcement of the CSA consistent with those determinations. It also notes that the DOJ is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provides guidance to DOJ attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following important priorities (the “Enforcement Priorities”) in preventing:

●	the distribution of cannabis to minors;

●	revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels;

●	the diversion of cannabis from states where it is legal under state law in some form to other states;

●	state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

●	violence and the use of firearms in the cultivation and distribution of cannabis;

●	drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

●	the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

●	cannabis possession or use on federal property.

We intend to conduct rigorous due diligence to verify the legality of all activities that we engage in and ensure that our activities do not interfere with any of the Enforcement Priorities set forth in the Cole Memo.

The Cole Memo is meant only as a guide for United States Attorneys and does not alter in any way the Department of Justice’s authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law.

Agriculture Improvement Act of 2018

The federal Agricultural Improvement Act of 2018, signed into law on December 20, 2018, along with the Agricultural Act of 2014, the corresponding Consolidated Appropriations Act of 2016 provisions (as extended by resolution into 2018) and related state law, provide for the cultivation, processing, manufacturing and sale of hemp-derived products, as part of agricultural pilot programs and/or state plans adopted by individual states, including Colorado. However, there can be no assurance that new legislation or regulations may be introduced at either the federal and/or state level which, if passed, would impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of hemp-derived products. New legislation or regulations may require the reformulation, elimination or relabeling of certain products to meet new standards and revisions to certain sales and marketing materials and it is possible that the costs of complying with these new regulatory requirements could be material.

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FDA

The use of our ETP technology may be subject to pre-approval by the FDA for certain applications, or equivalent regulatory body approval in other jurisdictions. If so, obtaining FDA and other approvals will require a substantial investment of funds and may take years. In such case, we intend to rely on our sublicensees or strategic partners to fund and undertake any required approval process. There is no assurance that we will be able to successfully obtain any such required regulatory approvals needed to enter certain markets or market our technology for certain applications.

We also may be required to comply with FDA and other federal, state and foreign regulations regarding safety, dosing and other similar matters.

Competition

There are a number of other delivery technology companies operating in the cannabis and CBD sectors, many of which have longer operating histories and far greater financial and personnel resources than we do. Known competitors in our space include Intelex Technologies (IGXT), CTT Pharmaceuticals (CTTH) and Cure Pharmaceuticals (CURR).

Employees

We have two persons providing us services on a full-time basis – our chief executive officer and our general counsel.

Properties

We currently lease space in Baltimore, Maryland for our executive offices.

Legal Proceedings

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in any such matter may harm our business

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our shares of common stock have been quoted on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. under the symbol “GCAM” since August 2018. Such market is extremely limited. We can provide no assurance that our shares of common stock will be continued to be traded on the OTCQB or another exchange, or if traded, that the current public market will be sustainable. On February 6, 2020, the closing price for our common stock was $0.0222, as reported by OTC Markets Group, Inc.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (c) contains a toll-free telephone number for inquiries on disciplinary actions; (d) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, shareholders may have difficulty selling those securities.

Outstanding Shares and Holders of Our Common Stock

As of the date of this prospectus, we have 45,215,815 shares of common stock issued and outstanding and approximately 330 holders of record.

Rule 144 Shares

Rule 144 provides that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months (if the issuer is a reporting company) or 12 months (if the issuer is a non-reporting company, as is the case herein), may, under certain conditions, sell all or any of his shares without volume limitation. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock in any three-month period. There is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for the three months prior to sale) after the restricted securities have been held by the owner for the aforementioned prescribed period of time.

However, Rule 144 is unavailable for the resale of restricted securities initially issued by a blank-check or shell company, both before and after a business combination, despite technical compliance with the requirements of Rule 144. As we were a blank check company, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

(a)	has ceased to qualify as a blank-check or shell company;

(b)	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

(c)	has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials); and

(d)	has filed certain information with the SEC, reflecting that it is no longer a blank-check or shell company;

may, after one year has elapsed from the date the required information was filed with the SEC, sell such shares subject to the above limitations.

Dividends on Common Stock

We have not previously declared a cash dividend on our common stock and we do not anticipate the payment of dividends in the near future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Please read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Results of Operations for the Nine Months ended September 30, 2019, as compared to the Nine Months ended September 30, 2018

For the nine months ended September 30, 2019, the Company generated $2,620 revenue compared to $95,375 in 2018.

Our operating expenses in the nine months ended September 30, 2019 amounted to $333,213 as compared to $210,126 for the nine months ended September 30, 2018.

Our net loss in the nine months ended September 30, 2019, was $552,558 as compared to the net loss of $863,543 during the nine months ended September 30, 2018.

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or our financial position. Amounts shown for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Liquidity and Capital Resources for the Nine Months ended September 30, 2019, as compared to the Nine Months ended September 30, 2018

We had $45,848 cash on hand at September 30, 2019, compared to $ 87,741 at September 30, 2018.

At September 30, 2019, we had $194,430 in principal amount of outstanding notes to third parties.

The proceeds from loans and convertible debentures as well as cash on hand is being used to fund the operations of our current operations.

The following table provides detailed information about our net cash flows for the nine months ended September 30, 2019 and 2018.

	September 30, 2019	September 30, 2018
Net cash provided by (used in) operating activities	$(264,043)	$(72,259)
Net cash used in investing activities	-
Net cash provided by financing activities	250,000	160,000
Net increase (decrease) in cash	$(14,043)	87,741

Results of Operations for the year ended December 31, 2018 as compared to the year ended December 31. 2017

For the year ended December 31, 2018, the Company generated $95,375 in annual revenue compared to $0 in 2017. During the year ended December 31, 2018, the Company’s revenue was negatively impacted due to the termination of its former merchant agreement through the Shopify platform. The Company’s former merchant vendor elected to terminate the agreement due to certain products that its former GCC Superstore carried and sold.

Cost of sales was $0 for the year ended December 31, 2018 and $0 for the year ended December 31, 2017. Our operating expenses in the year ended December 31, 2018 amounted to $286,294 as compared to $0 for the year ended December 31, 2017.

Our net loss in the year ended December 31, 2018 was $839,070 as compared to the net loss of $0 during the year ended December 31, 2017.

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or our financial position. Amounts shown for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Liquidity and Capital Resources for the year ended December 31, 2018, as compared to the year ended December 31, 2017

We had $59,891 cash on hand at December 31, 2018, compared to $0 at December 31, 2017.

At December 31, 2018, we had $ 64,914 in principal amount of outstanding convertible notes.

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Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES to the consolidated financial statements included elsewhere in this prospectus for further information.

The proceeds from loans, convertible debentures as well as cash on hand is being used to fund the operations of our current operations.

The following table provides detailed information about our net cash flows for the years ended December 31, 2018 and 2017.

	December 31, 2018	December 31, 2017
Net cash used in operating activities	$(100,109)	$-
Net cash provided by (used in) investing activities	-	-
Net cash provided by financing activities	160,000	-
Net increase of cash	$59,891	$-

Trends

The factors that will most significantly affect our future operating results, liquidity and capital resources will be:

●	Government regulation of the marijuana and CBD industries;
●	Revision of Federal banking regulations for the marijuana and CBD industries; and
●	Legalization of the use of marijuana for medical or recreational use in other states and countries.

Other than the foregoing, we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on:

●	revenues or expenses;
●	any material increase or decrease in liquidity; or
●	expected sources and uses of cash.

Critical Accounting Policies and Estimates

The SEC issued Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies” suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the SEC has defined the most critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and operating results and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the following significant policies as critical to the understanding of our financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements. Our management expects to make judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

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MANAGEMENT

Directors and Executive Officers

Our directors and executive officers and their respective ages as at the date hereof are as follows:

Name	Age	Positions and Offices
Aitan Zacharin	34	President, Chief Executive Officer, Treasurer and Director
Mark Radom	51	General Counsel
David Tavor	68	Director

The directors named above will serve until the next annual meeting of the shareholders or until his resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual shareholders’ meeting. Officers will hold their positions pursuant to their respective service agreements.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Professional History of Aitan Zacharin

Mr. Zacharin has served as President, Chief Executive Officer, Treasurer and a Director since July 2018, Mr. Zacharin is an experienced executive with a broad knowledge in building and managing technology and consumer products businesses. In 2012, he co-founded Fuse Science, an innovative biotechnology company headquartered in Miami, Florida and Oxnard, California. Mr. Zacharin was responsible for the development and growth of the business from a seed stage R&D company to a publicly traded CPG and biotech business with multiple subsidiaries. During his tenure he was tasked with expanding the biotechnology IP portfolio, spearheading multiple in vitro studies, and growing the consumer products business. In scaling the company, Mr. Zacharin identified and hired executive talent to lead the commercialization strategy including the past President of SC Johnson Company and previous CEO of Champs and Footlocker Sports. He successfully led the company to raise over $10M in three over-subscribed rounds, as well as negotiated contracts with 26 world renowned athlete and celebrity brand ambassadors, which included top ranked pro golfer Tiger Woods. Under Mr. Zacharin’ s leadership the company developed and commercialized multi-category consumer products through a retail footprint of 15,000 doors. Since his exit from Fuse Science, he has been advising and investing in mid to late stage technology startups, and assisting them with capitalization, business strategy and development, and accelerating growth. Mr. Zacharin holds dual degrees from the University of South Florida in Tampa Bay. He resides in Baltimore, Maryland, and maintains various board appointments both professionally and philanthropically.

Professional History of Mark Radom

Mr. Radom joined the Company as its General Counsel in July 2018. From August 2015 to July 2018, Mr. Radom served as chief executive officer of Graphite Corp. From February 2010 through July 2015, Mr. Radom served as the chief carbon officer and general counsel of Blue Sphere Corporation. From 2009 through 2010, Mr. Radom was managing director of Carbon MPV Limited, a Cyprus company focused on developing renewable energy and carbon credit projects. From 2007 to 2009, Mr. Radom was general counsel and chief operating officer of Carbon Markets Global Limited, a London-based carbon credit and renewable energy project developer. Mr. Radom has extensive experience in business development in the renewable energy and carbon credit sectors. He has sourced over U.S. $100,000,000 in renewable energy, industrial gas and carbon credit projects and managed many complex aspects of their implementation. He was legal counsel for a number of carbon and ecological project developers and was responsible for structuring joint ventures and advising on developing projects through the CDM/JI registration cycle and emission reduction purchase agreements under the auspices of the Kyoto Protocol. Prior to this, he worked on Wall Street and in the City of London as a US securities and capital markets lawyer where he represented sovereigns, global investment banks and fortune 500 companies across a broad range of capital raising and corporate transactions. He is a graduate of Duke University and Brooklyn Law School. Mr. Radom is admitted to practice law in New York and New Jersey and speaks fluent Russian.

Professional History of David Tavor

Mr. Tavor joined the Board of Directors on September 24, 2018. He has more than 18 years’ experience serving as General Manager and founder of companies in different areas: Pharmaceutical (Cure Medical; manufacturing and marketing of Intra-Venus solutions including for dialysis), Biotech (Minapro; cultivation and marketing of Micro Algae for Anti-aging; Anti-oxidants, Cosmetics and fish and shrimps industries), Clean-tech (Jet; treating industrial and cowsheds waste waters), Natural products (Hadas Natural Products; production and marketing of natural food additives and vitamins), and Medical Device companies (Fluorinex Active; manufacturing and marketing of Oral Care products for Anti-carries, Desensitizing, Teeth Fluoridation and Whitening).

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Mr. Tavor has extensive experience in conducting negotiations abroad and preparing and implementing business plans. He is experienced in business development, sales and marketing, fundraising, senior management, patent registration and regulation, and managed companies “from idea to market”. Prior to that, Mr. Tavor served as the representative of the United Israel Appeal in Melbourne, Australia for four years. For the first 23 years of his career, Mr. Tavor served as a fighter pilot and a commander in the Israeli Air Force and retired with the rank of Colonel.

Mr. Tavor holds an MBA and MA in Political Science and National Defense studies from Haifa University, Israel. Given his experience, we believe he is suited to serve on the Board of Directors. Mr. Tabor is an “independent” director within the meaning of applicable SEC rules.

Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will. We will form an audit committee if it becomes necessary as a result of growth of the Company or as mandated by public policy.

Code of Ethics

We do currently have a Code of Ethics applicable to our principal executive, financial and accounting officers.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest, in that our Directors who are also our officers have the authority to determine issues concerning management compensation, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Directors or officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer, our principal financial officer and each of our other executive officers during the years ended December 31, 2019, 2018 and 2017.

					Non-Equity
				Stock	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)
Wayne Anderson,	2019	-	-	-	-	-	-
Principal Executive Officer(1)	2018	-	-	500,000	-	50,000	550,000
	2016	-	-	-	-	-	-

Aitan Zacharin(2)	2019	120,000	-	-	-	-	120,000
	2018	50,000	-	-	-	-	50,000

Mark Radom(3)	2019	84,000	-	-	-	-
	2018	35,000	-	-	-	-	35,000

(1)	Mr. Anderson served as the Company’s principal executive officer, principal financial officer and as Chairman of the Board of Directors until July 31, 2018.

(2)

Mr. Zacharin became the Company’s principal executive officer, principal financial officer and Chairman of the Board of Directors on July 31, 2018. Mr. Zacharin has a monthly salary of $10,000, but to-date has only received $4,000 per month. The unpaid portion of Mr. Zacharin’s salary is registered on the Company’s books as a loan.

(3)	Mr. Radom became the Company’s chief legal officer on July 31, 2018. Mr. Radom has a monthly salary of $7,000, but to-date has only received $3,000 per month. The unpaid portion of Mr. Radom’s salary is registered on the Company’s books as a loan.

Employment Agreements

We are party to employment agreements with Aitan Zacharin and Mark Radom, our executive officers that, in each case, are terminable at will. Under those agreements, Messrs. Zacharin and Radom receive monthly base salaries of $10,000 and $7,000, respectively.

Compensation of Directors

No compensation was paid to any non-employee director earned during the year ended December 31, 2019.

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PRINCIPAL SHAREHOLDERS

The following table sets forth certain information, as of the date of this prospectus, with respect to any person (including any “group,” as that term is used in Section 13(d)(3) of the Exchange Act) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act with respect to our common stock. As of the date of the prospectus, there were 45,215,815 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The following table lists, as at the date hereof, the number of shares of common stock of our Company that are beneficially owned by (a) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (b) each officer and director of our Company; and (c) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner or Identity of Group	Common Stock Beneficially Owned(1)	Percentage of Class(1)
Executive Officers and Directors

Aitan Zacharin	74,166,650	62.1%

Mark Radom	74,166,650	62.1%

David Tavor	15,000,000	24.9%

All executive officers and directors as a group (three persons)	163,333,300	78.3%

Other 5% or Greater Shareholders

Fernando Bisker	74,166,650	62.1%

Jona Kalfa	74,166,650	62.1%

Elisha Kalfa	74,166,650	62.1%

Sigalush Ventures LLC(2)	74,166,650	62.1%

Rakefet LLC(3)	74,166,650	62.1%

Jimmy Wayne Anderson(4)	5,647,058	11.1%

(1) Except for shares owned by Jimmy Wayne Anderson, represents shares of common stock issuable upon conversion of Series A Preferred Shares issued to the shareholders in connection with the Exchange Transaction. The address for each of the shareholders named in the above table, except for Jimmy Wayne Anderson, is c/o the Company, 15 Walker Avenue, Suite 101, Baltimore, Maryland 21208. Mr. Anderson’s address is 244 2nd Ave N., Suite 9, St. Petersburg, FL 33701. Does not give effect to the limitation on conversion of the Series A Preferred Shares to the extent (but only to the extent) the holder would, after giving effect to of such conversion, beneficially own a number of shares of our common stock which would exceed 4.99% (or 9.99% if increased at the option of the holder) of the outstanding shares of the Company.

(2) David Sencianes has voting and dispositive control over the shares held of record by Sigalush Ventures LLC.

(3) Elana Zacharin has voting and dispositive control over the shares held of record by Rakefet LLC.

28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock, as they will be in effect upon the closing of this offering. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Articles of Incorporation, as amended, and Bylaws each of which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Florida law. Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 19,000,000 shares of preferred stock, $0.001 par value per share.

As of the date of this prospectus, 45,215,815 shares of our common stock and 9,411,998 shares of our Series A Convertible Preferred Stock were issued and outstanding.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of shareholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 19,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Our Articles of Incorporation also authorize our Board of Director(s) to authorize the issuance from time to time of additional shares of its stock of any class, whether now or hereinafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitation, if any, as may be set forth in the bylaws of the Corporation.

Series A Preferred Shares

The Board of Directors has designated 9,411,898 shares of our preferred stock as the Series A Preferred Shares issued in connection with the Exchange Transaction, having the following rights, features, privileges and limitations (in pertinent part):

Fractional Shares. Series A Preferred Shares may be issued in fractional shares.

Dividends. The Series A Preferred Shares shall be treated pari passu with the Company’s shares of common stock, except that the dividend on each Series A Preferred Share shall be equal to the amount of the dividend declared and paid on each share of common stock multiplied by the Conversion Rate (as hereinafter defined)

29

Liquidation, Dissolution, or Winding Up. Series A Preferred Shares shall be treated pari passu with common stock except that the payment on each Series A Preferred Share shall be equal to the amount of the payment on each share of common stock multiplied by the Conversion Rate.

Voting. The Series A Preferred Shares shall vote on all matters as a class with the holders of common stock and each Series A Preferred Share shall be entitled to the number of votes per share equal to the Conversion Rate.

Conversion Rate and Adjustments.

Conversion Rate. The Conversion Rate shall be 50 shares of common stock (as adjusted as provided for below) for each Series A Preferred Share.

Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the issuance of the Series A Preferred Shares effect a subdivision of the outstanding common stock, the Conversion Rate then in effect immediately before that subdivision shall be proportionately increased. If the Company shall at any time or from time to time after the issuance of the Series A Preferred Shares combine the outstanding shares of common Stock, the Conversion Rate then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation, or merger involving the Company in which the common stock (but not the Series A Preferred Shares) is converted into or exchanged for securities, cash, or other property, then, following any such reorganization, recapitalization, reclassification, consolidation, or merger, each Series A Preferred Share shall thereafter be convertible in lieu of the common stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock of the Company issuable upon conversion of one Series A Preferred Share immediately prior to such reorganization, recapitalization, reclassification, consolidation, or merger would have been entitled to receive pursuant to such transaction.

Conversion.

(a) Series A Preferred Shares are convertible at the option of their holder in whole or in part at any time except that they shall not be convertible at any time that there are not a sufficient number of authorized shares of common stock not reserved for other purposes so that all outstanding Series A Preferred Shares can be converted.

(b). If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her, or its attorney duly authorized in writing. As soon as practicable after a conversion and the surrender of the certificate or certificates for Series A Preferred Shares, the Company shall cause to be issued and delivered to such holder, or on his, her, or its written order, a certificate or certificates for the number of full shares of common stock issuable on such conversion and cash b) in respect of any fraction of a share of common stock otherwise issuable upon such conversion.

(c) All certificates or other form of ownership evidencing shares of Series A Preferred Shares (if any) that are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date on which such preferred shares were converted, be deemed to have been retired and cancelled and the shares of Series A Preferred Shares represented thereby converted into common stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates or other form of ownership on or prior to such date. Such converted Series A Preferred Shares may not be reissued as shares of such Series, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of Series A Preferred Shares accordingly.

Limitations on Beneficial Ownership. The Series A Preferred Shares held by a holder shall not be convertible by such holder, and the Company shall not effect any conversion of any Series A Preferred Shares held by such holder, to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of our common stock. To the extent the above limitation applies, the determination of whether the Series A Preferred Shares held by such holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such holder or any of his, her or its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a holder to convert Series A Preferred Shares, or of the Company to issue shares of common stock to such holder, shall have any effect with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of determining the Maximum Percentage, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. By written notice to the Company, any holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (a) any such increase will not be effective until the 61st day after such notice is delivered to the Company; and (b) any such increase or decrease will apply only to such holder sending such notice and not to any other holder.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Dale S. Bergman, P.A., Coral Gables, Florida.

30

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement have so been included in reliance upon the report of Michael T. Studer CPA P.C., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement and exhibits, as well as periodic reports, proxy statements and other documents that we file electronically with the SEC, on the SEC’s website at http://www.sec.gov.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides to the fullest extent permitted by Florida Law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our ByLaws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

31

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of The Greater Cannabis Company, Inc.

Opinion on the Financial Statements

I have audited the accompanying consolidated balance sheets of The Greater Cannabis Company, Inc. (the “Company”) as of December 31, 2018 and 2017 and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In my opinion, the financial statements present fairly, in all material respects, the financial position of The Greater Cannabis Company, Inc. as of December 31, 2018 and 2017 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on the Company’s financial statements based on my audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

I conducted my audit in accordance with the standards of the PCAOB. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. As part of my audit I am required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion.

My audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. My audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. I believe that my audit provides a reasonable basis for my opinion.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York

April 15, 2019

I have served as the Company’s auditor since 2017.

F-2

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
		(Note A)
ASSETS
CURRENT ASSETS
Cash	$59,891	$-
Total current assets	59,891	-

OTHER ASSETS
Pharmedica Exclusive License Agreement (less accumulated amortization of $10,251)	89,749	-

Total assets	$149,640	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$17,890	$-
Accrued interest	5,312	-
Accrued salaries	85,000	-
Loans payable to related parties	260,000	-
Notes payable to third parties	64,914	-
Derivative liability	280,310	-
Total current liabilities and total liabilities	713,426	-

STOCKHOLDERS’ (DEFICIENCY)
Preferred stock; 10,000,000 shares authorized, $.001 par value, as of December 31, 2018 and December 31, 2017, there are 9,411,998 and no shares outstanding, respectively	9,412	-
Common stock; 500,000,000 shares authorized, $.001 par value, as of December 31, 2018 and December 31, 2017, there are 31,880,969 and -0- shares outstanding, respectively	31,881	-
Class A common stock of Green C Corporation; Unlimited shares authorized no par value, as of December 31, 2017, there are 100 shares outstanding (Note A)	-	-
Additional paid-in capital	233,991	-
Accumulated deficit	(839,070)	-

Total stockholders’ (deficiency)	(563,786)	-
Total liabilities and stockholders’ (deficiency)	$149,640	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-3

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For The Years Ended December 31, 2018 and 2017

	December 31, 2018	December 31, 2017

Revenue:
Gross profit on product transactions (Note I)	$86,898	$-
Consulting fees from related party	8,477	-

Total revenue	95,375	-

Operating Expenses:
Officers compensation	185,593	-
Consulting fees paid to former Chief Executive Officer	50,000
Amortization of Pharmedica Exclusive License Agreement cost	10,251	-
Foreign exchange loss	152	-
Other operating expenses	40,298	-
Total operating expenses	286,294	-

Loss from operations	(190,919)	-

Other income (expenses):
Loss on conversion of debt	(592,907)	-
Expense from derivative liability	(9,808)	-
Interest expense	(28,487)	-
Interest income	5,903	-
Amortization of debt discounts	(22,852)	-
Total other income (expenses)	(648,151)	-

Loss before provision for income taxes	(839,070)	-
Provision for income taxes	-	-

Net loss	$(839,070)	$-

Basic and diluted loss per common share	$(.03)	$-

Weighted average common shares outstanding-basic and diluted	29,964,950	-

The accompanying notes are an integral part of these consolidated financial statements.

F-4

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY

For The Years Ended December 31, 2018 and 2017

	Series A Convertible Preferred Stock		Common Stock		Additional Paid in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance at December 31, 2016	-	$-	-	$-	$-	$-	$-
Issuance of 100 shares of Green C Corporation common stock to founders on December 21, 2017	-	-	100	-	-	-	-
Balance at December 31, 2017	-	-	100	-	-	-	-
Issuance of 9,411,988 shares of Series A convertible preferred stock in exchange for 100 shares of Green C Corporation common stock on July 31, 2018	9,411,998	9,412	(100)	-	(9,412)	-	-
Shares of The Greater Cannabis Company, Inc. (“GCAN”) common stock retained by GCAN stockholders in connection with reverse acquisition of GCAN on July 31, 2018	-	-	29,380,969	29,381	(414,676)	-	(385,295)
Issuance of 1,465,523 shares of common stock from conversion of notes payable and accrued interest on September 19, 2018	-	-	1,465,523	1,466	545,321	-	546,787
Issuance of 1,034,477 shares of common stock from conversion of notes payable and accrued interest on October 26, 2018	-	-	1,034,477	1,034	112,758	-	113,792
Net loss for the year ended December 31, 2018	-	-	-	-	-	(839,070)	(839,070)
Balance at December 31, 2018	9,411,998	$9,412	31,880,969	$31,881	$233,991	$(839,070)	$(563,786)

The accompanying notes are an integral part of these financial statements.

F-5

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Years Ended December 31, 2018 and 2017

	December 31, 2018	December 31, 2017

OPERATING ACTIVITIES
Net (loss)	$(839,070)	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on conversion of debt	592,907	-

Expense from derivative liability	9,808	-
Amortization of Pharmedica Exclusive License Agreement cost	10,251	-
Amortization of debt discounts	22,852	-
Interest expense for default penalties added to notes payable balances	21,270	-
Changes in operating assets and liabilities:
Accounts payable and accrued salaries	74,676	-
		-
Accrued interest	7,197	-
Net cash used in operating activities	(100,109)	-

INVESTING ACTIVITIES
Loan to third party	296,043	-
Repayment of loan to third party	(296,043)	-
Net cash used in investing activities	-	-

FINANCING ACTIVITIES
Proceeds from loan payable to related party	783	-
Repayment of loan payable to related party	(783)	-
Proceeds from loans payable to related parties	160,000	-

Net cash provided by financing activities	160,000	-

NET INCREASE IN CASH	59,891	-

CASH BALANCE, BEGINNING OF PERIOD	-	-

CASH BALANCE, END OF PERIOD	$59,891	-

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-	$-
Income tax paid	$-	$-

Non-cash Investing and Financing Activities:
Payment from related party to licensor of Pharmedica Exclusive License Agreement on June 26, 2018	$100,000	$-
Liabilities of The Greater Cannabis Company, Inc. at July 31, 2018 added pursuant to reverse acquisition:
Accounts payable	$28,214	$-
Accrued interest	2,123	-
Notes payable to third parties	83,323	-
Derivative liability	270,502	-
Total	$385,295	$-
Conversion of note payables and accrued interest to a total of 2,500,000 shares of common stock (with a fair value of a total of $660,579)
Accrued interest	$5,141	$-
Notes payable to third parties	62,531	-
Total	$67,672	$-

The accompanying notes are an integral part of these consolidated financial statements

F-6

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Greater Cannabis Company, Inc. (the “Company”) was formed in March 2014 as a limited liability company under the name, The Greater Cannabis Company, LLC. The Company was a wholly owned subsidiary of Sylios Corp (“Sylios”) until March 10, 2017.

On July 31, 2018, the Company acquired 100% of the issued and outstanding shares of Class A common stock of Green C Corporation (“Green C”) in exchange for 9,411,998 newly issued shares of the Company’s Series A Convertible Preferred Stock (the “Exchange”). Each share of Series A Convertible Preferred Stock is convertible into 50 shares of common stock and is entitled to vote 50 votes per share on all matters as a class with holders of common stock. Since after the Exchange was consummated, the former shareholders of Green C and their designees owned approximately 94% of the issued and outstanding voting shares of the Company, Green C is the acquirer for accounting purposes. Prior to the Exchange, the Company had no assets and nominal business operations. Accordingly, the Exchange has been treated for accounting purposes as a recapitalization by the accounting acquirer, Green C, and the accompanying consolidated financial statements of the Company reflect the assets, liabilities and operations of Green C from its inception on December 21, 2017 to July 31, 2018 and combined with the Company thereafter. See Note C (Acquisition of Green C Corporation).

Green C was incorporated on December 21, 2017 under the laws of the Province of Ontario Canada with the principle place of business in North York, Ontario.

Green C is the owner of an exclusive, worldwide license for an eluting transmucosal patch platform (“ETP”) for non-invasive drug delivery in the cannabis field as further described in the exclusive license agreement dated June 21, 2018 with Pharmedica Ltd. (see Note J).

The Company’s business plan is to (i) commercialize its ETP technology and (ii) concentrate on cannabis related investment and development opportunities through direct equity investments, joint ventures, licensing agreements or acquisitions.

The Company is actively seeking licensing opportunities in the cannabis sector for intellectual property and products. At present, the Company’s sole active, exclusive, worldwide licensing agreement is with Pharmedica Limited for its ETP technology.

Principles of Consolidation

The consolidated financial statements include the accounts of The Greater Cannabis Company, Inc., and its wholly owned subsidiaries Bud Bank, Inc.; GCC Superstore, LLC; GCC Investment Holdings, LLC; and Green C Corporation.

F-7

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the periods presented, the Company had no in cash equivalents.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2018, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no foreign federal or state tax examinations nor have we had any foreign federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Financial Instruments and Fair Value of Financial Instruments

We follow ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

F-8

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. Except for derivative liabilities, we had no financial assets or liabilities carried and measured on a recurring or nonrecurring basis during the reporting periods.

Derivative Liabilities

We evaluate convertible notes payable, stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Long-lived Assets

Long-lived assets such as property and equipment and intangible assets are periodically reviewed for impairment. We test for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Pharmedica Exclusive License Agreement cost

The Pharmedica Exclusive License Agreement is carried at cost less accumulated amortization. Amortization is calculated using the straight line method over the license’s estimated economic life of five years.

F-9

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete.

Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service may be fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist if the instruments are fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to expense over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

F-10

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

Advertising Costs

Advertising costs are expensed as incurred. For the periods presented, we had no advertising costs.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation. For the year ended December 31, 2018, the Company excluded 470,599,900 shares relating to the Series A Convertible Preferred Stock (see Note G), 1,614,784 shares relating to convertible notes payable to third parties (Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information) and 657,800 shares relating to outstanding warrants (Please see NOTE G - CAPITAL STOCK AND WARRANTS for further information) from the calculation of diluted shares outstanding as the effect of their inclusion would be anti-dilutive.

Recently Enacted Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which supersedes nearly all prior revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under prior U.S. GAAP. As amended by the FASB in July 2015, the standard became effective for annual periods beginning after December 15, 2017, and interim periods therein. ASU 2014-09 has had no impact on our Financial statements for the year ended December 31, 2018.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to provide guidance on recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements, specifically differentiating between different types of leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from all leases. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from previous GAAP. There continues to be a differentiation between finance leases and operating leases. However, the principal difference from previous guidance is that the lease assets and lease liabilities arising from operating leases should be recognized in the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply. These practical expedients relate to the identification and classification of leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset. An entity that elects to apply the practical expedients will, in effect, continue to account for leases that commence before the effective date in accordance with previous GAAP unless the lease is modified, except that lessees are required to recognize a right-of-use asset and a lease liability for all operating leases at each reporting date based on the present value of the remaining minimum rental payments that were tracked and disclosed under previous GAAP. The Company does not expect the impact of ASU 2016-02 on its future financial statements to be significant.

F-11

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Enacted Accounting Standards

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, to clarify the implementation guidance on principal versus agent considerations and address how an entity should assess whether it is the principal or the agent in contracts that include three or more parties. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09 (discussed above). ASU 2016-08 has had no impact on our Financial statements for the year ended December 31, 2018.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, to clarify the following two aspects of Topic 606: 1) identifying performance obligations, and 2) the licensing implementation guidance. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09 (discussed above). ASU 2016-10 has had no impact on our Financial statement for the year ended December 31, 2018.

On July 13, 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance is effective for annual periods beginning after December 15, 2018. The Company expects to adopt ASU 2017-11 commencing in the quarterly period ended March 31, 2019. The effect of adoption will be to eliminate derivative liability classification for warrants outstanding that contain “down round” (or “ratchet-down) provisions but do not contain variable conversion features based on the future trading price of the Company’s common stock. At December 31, 2018, the derivative liability of such warrants was $108,427.

NOTE B - GOING CONCERN

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future obligations as they become due within one year after the date the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

F-12

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE B - GOING CONCERN (continued)

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. As of December 31, 2018, the Company had cash of $59,891, total current liabilities of $713,426, and negative working capital of $653,535. For the year ended December 31, 2018, we incurred a net loss of $839,070 and used $100,109 cash from operating activities. We expect to continue to incur negative cash flows until such time as our business generates sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources.

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through April 2020.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the uncertainty related to our ability to continue as a going concern.

NOTE C - ACQUISITION OF GREEN C CORPORATION

As discussed in Note A above, the Company acquired 100% ownership of Green C Corporation on July 31, 2018. The acquisition has been accounted for in the accompanying consolidated financial statements as a “reverse acquisition” transaction. Accordingly, the financial position and results of operations of the Company prior to July 31, 2018 has been excluded from the accompanying consolidated financial statements.

The carrying values of the net assets (liabilities) of the Company (The Greater Cannabis Company, Inc., and subsidiaries) at July 31, 2018 prior to the acquisition consisted of:

Total Assets	$-

Accounts payable and accrued expenses	90,724
Accrued interest	15,813
Loans payable to related parties	89,774
Notes payable to third parties	83,323
Derivative liability	270,502

Total current liabilities and total liabilities	550,136

F-13

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE C - ACQUISITION OF GREEN C CORPORATION (continued)

Pursuant to terms of the acquisition agreements, $164,841 (accounts payable and accrued expenses - $62,500, accrued interests - $12,567, and loans payable to related parties - $89,774) of the $550,136 total liabilities was forgiven.

The following pro forma information summarizes the results of operations for the years ended December 31, 2018 and 2017 as if the acquisition occurred at December 31, 2016:

	Year Ended December 31,
	2018	2017

Website sales	$136	$209
Website cost of sales	(72)	(109)
Website gross profit	64	100
Gross profit on product transactions		86,898
Consulting fees from related party	8,477	-

Total operating revenues	95,439	100

Operating expenses:
Officers compensation	185,593	500,000
Director compensation	25,000	37,500
Consulting fees	50,000	42,500
Amortization of Pharmedica Exclusive
License Agreement cost	10,251	-
Other	72,454	42,656

Total operating expenses	343,298	622,656

Loss from operations	(247,859)	(622,556)
Other income (expenses):
Interest income		5,903
Interest expense	(52,270)	(4,551)
Amortization of debt discounts	(68,601)	(37,199)
Expense from derivative liability	(37,306)	(142,903)
Loss on conversion of debt (592,907) -
Total other income (expenses) – net	(745,181)	(184,653)

Net Loss	$(993,040)	$(807,209)

Basic and diluted loss per common share	$(.03)	$(.03)
Weighted average common shares
outstanding – basic and diluted	29,964,950	27,978,345

F-14

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE D - LOANS PAYABLE TO RELATED PARTIES

Loans payable to related parties consist of:

December 31, 2018

Loans from Elisha Kalfa and Yonah Kalfa, holders of a total of 2,966,666 shares of Series A Convertible Preferred stock	$180,000

Loan from Fernando Bisker and Sigalush, LLC, holders of a total of 2,966,666 shares of Series A Convertible Preferred stock	80,000

Total	$260,000

Pursuant to loan and contribution agreements dated July 31, 2018, the above loans are non-interest bearing and are to be repaid after the Company raises from investors no less than $1,500,000 or generates sufficient revenue to make repayments (each, a “Replacement Event”). If the First Replacement Event does not occur within 18 months from July 31, 2018, the loans are to be repaid immediately. In the event there is insufficient capital to repay the loan, the lenders have the option to convert all or part of the loans into shares at the Company common stock at the average trading price of the 10 day prior to the date of the conversion request.

NOTE E - NOTES PAYABLE TO THIRD PARTIES

Notes payable to third parties consist of:

December 31, 2018
Convertible Promissory Note dated May 25, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due May 25, 2018 (i)	$3,469
Convertible Promissory Note dated September 14, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due September 14, 2018 (ii)	16,500
Convertible Promissory Note dated January 9, 2018 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due January 9, 2019-less unamortized debt discount of $550 at December 31, 2018 (iii)	23,450
Allonge to the Convertible Promissory Note dated September 14, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due September 14, 2018 (iv)	14,520
Allonge 2 to the Convertible Promissory Note dated September 14, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due September 14, 2018 (v)	6,600
Promissory Note dated March 28, 2017 payable to John T. Root, Jr., interest at 4%, due September 28, 2017, convertible into shares of common stock at a conversion price of $.001 per share.	375
Total	$64,914

F-15

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE E - NOTES PAYABLE TO THIRD PARTIES (continued)

(i) On May 25, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $55,000 in exchange for $50,000 cash. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (May 25, 2018) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 440,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. As part of the Convertible Note, the Company executed a Registration Rights Agreement (the “RRA”) dated May 25, 2017. Among other things, the RRA provided for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Convertible Note and the warrant and to have declared effective such Registration Statement. The Registration Statement was declared effective by the Securities and Exchange Commission on August 31, 2017. On September 19, 2018, $32,000 principal of the Convertible Note (and $4,638 accrued interest) was converted into 1,465,523 shares of Company common stock. On October 26, 2018, $30,531 principal of the Convertible Note (and $503 accrued interest) was converted into 1,034,477 shares of Company common stock. Please see NOTE F - DERIVATIVE LIABILITY for further information.

(ii) On September 14, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $13,750 in exchange for $12,500 cash. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (September 14, 2018) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually (default interest rate 15%). As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 110,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. Please see NOTE F - DERIVATIVE LIABILITY for further information.

(iii) On January 9, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $20,000 in exchange for entry into a Waiver Agreement pertaining to the Securities Purchase Agreements entered into between the Parties dated May 25, 2017 and September 14, 2017 along with a Convertible Note issued by the Company on each of the same dates. The Company received $0 cash from issuance of the Convertible Note. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (January 9, 2019) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually (default interest rate 15%). Please see NOTE F - DERIVATIVE LIABILITY for further information.

(iv) On March 28, 2018, the Company made an Allonge to the Convertible Debenture due September 14, 2018 (hereinafter the “Allonge”) to Emet Capital Partners, LLC. The Principal Amount as stated on the face of the Debenture shall be increased to $25,850 ($13,750 – original Principal Amount of the Debenture + $12,100 Allonge). The amendment to the Principal Amount due and owing on the Debenture described herein notwithstanding, the Holder does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Debenture through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 98,600 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. Please see NOTE F - DERIVATIVE LIABILITY for further information.

F-16

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE E - NOTES PAYABLE TO THIRD PARTIES (continued)

(v) On September 13, 2018, the Company made a second Allonge to the Convertible Debenture due September 14, 2018 (hereinafter the “Allonge”) to Emet Capital Partners, LLC. The Principal Amount as stated on the face of the Debenture shall be increased to $31,350 ($13,750 – original Principal Amount of the Debenture + $12,100 1st Allonge + $5,500 2nd Allonge). The amendment to the Principal Amount due and owing on the Debenture described herein notwithstanding, the Holder does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Debenture through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 11,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. Please see NOTE F - DERIVATIVE LIABILITY for further information.

NOTE F - DERIVATIVE LIABILITY

The derivative liability at December 31, 2018 consisted of:

December 31, 2018
Convertible Promissory Note dated May 25, 2017 payable to EMET Capital Partners, LLC Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	$8,385
Warrants issued to EMET in connection with the above Convertible Promissory Note dated May 25, 2017. Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	72,468
Convertible Promissory Note dated September 14, 2017 payable to EMET Capital Partners, LLC Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	43,780
Warrants issued to EMET in connection with the above Convertible Promissory Note dated September 14, 2017. Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	18,150
Convertible Promissory Note dated January 9, 2018 payable to EMET Capital Partners, LLC Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	63,680
Allonge dated March 28, 2018 to the Convertible Promissory Note dated September 14, 2017 Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	38,526
Warrants issued to EMET in connection with the above Allonge dated March 28, 2018 to the Convertible Promissory Note dated September 14, 2017. Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	15,991
Allonge 2 dated September 13, 2018 to the Convertible Promissory Note dated September 14, 2017 Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	17,512
Warrants issued to EMET in connection with the above Allonge 2 dated September 13, 2018 to the Convertible Promissory Note dated September 14, 2017. Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	1,818
Total derivative liability	$280,310

F-17

The Convertible Promissory Notes (the “Notes”) and the warrants contain obligations to reduce the conversion price of the Notes and the exercise price of the Warrants in the event that the Company sells, grants or issues any non-excluded shares, options, warrants or any convertible instrument at a price below the conversion price of the Notes and the exercise price of the Warrants (“ratchet-down” provisions). The Notes also contain a variable conversion feature based on the future trading price of the Company’s common stock. Therefore, the number of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants is indeterminate.

The fair value of the derivative liability was measured at the respective issuance dates and at December 31, 2018 using the Black Scholes option pricing model. Assumptions used for the calculation of the derivative liability of the Notes at December 31, 2018 were (1) stock price of $0.1655 per share, (2) conversion price of $0.0525 per share, (3) terms ranging from 3 months to 6 months, (4) expected volatility of 286.71%, and (5) risk free interest rates ranging from 2.45% to 2.56%. Assumptions used for the calculation of the derivative liability of the warrants at December 31, 2018 were (1) stock price of $0.1655 per share, (2) exercise price of $0.50 per share, (3) terms ranging from 41 months to 54 months, (4) expected volatility of 286.71%, and (5) risk free interest rates ranging from 2.47% to 2.50%.

NOTE G - CAPITAL STOCK AND WARRANTS

Preferred Stock

On July 31, 2018, The Greater Cannabis Company, Inc. (the “Company”) acquired 100% of the issued and outstanding shares of Class A common stock of Green C Corporation (“Green C”) in exchange for 9,411,998 newly issued shares of the Company’s Series A Convertible Preferred Stock (the Exchange”). Each share of Series A Convertible Preferred Stock is convertible into 50 shares of common stock and is entitled to 50 votes on all matters as a class with the holders of common stock.

Common Stock

Effective March 10, 2017, in connection with a partial spin-off of the Company from Sylios Corp, the Company issued a total of 26,905,969 shares of its common stock. 5,378,476 shares were issued to Sylios Corp (representing 19.99% of the issued and outstanding shares of Company common stock after the spin-off) and 21,527,493 shares were issued to the stockholders of record of Sylios Corp on February 3, 2017 on the basis of one share of Company common stock for each 500 shares of Sylios Corp common stock held (representing 80.01% of the issued and outstanding shares of Company common stock after the spin-off).

Effective March 22, 2017, the Company issued 100,000 shares of its common stock to a consulting firm entity for service rendered. The $25,000 estimated fair value of the 100,000 shares was expensed as consulting fees in the three months ended March 31, 2017.

F-18

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE G - CAPITAL STOCK AND WARRANTS (continued)

Effective March 31, 2017, the Company issued 2,000,000 shares of its common stock to our Chief Executive Officer, Wayne Anderson, for services rendered. The $500,000 estimated fair value of the 2,000,000 shares was expensed as officer compensation in the three months ended March 31, 2017.

Effective September 15, 2017, the Company issued 375,000 shares of its common stock to retire a Note Payable to a Third Party.

On September 19, 2018, the Company issued 1,465,523 shares of its common stock pursuant to a conversion of $32,000 principal and $4,638 accrued interest of its convertible note dated May 25, 2017 by Emet Capital Partners, LLC. The $510,149 excess of the $546,787 fair value of the 1,465,523 shares over the $36,638 liability reduction was charged to Loss on Conversion of Debt.

On October 26, 2018, the Company issued 1,034,477 shares of its common stock pursuant to a conversion of $30,531 principal and $503 accrued interest of its convertible note dated May 25, 2017 by Emet Capital Partners, LLC. The $82,758 excess of the $113,792 fair value of the 1,034,479 shares over the $31,034 liability reduction was charged to Loss on conversion of Debt.

Warrants

On May 25, 2017, the Company issued Emet Capital Partners, LLC a warrant granting the holder the right to purchase 440,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. If at any time after the Initial Exercise Date, there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. The Holder of the warrant did not require that the Company register the common shares to be issued under the warrant in the Registration Statement declared effective August 31, 2017. (Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information).

On September 14, 2017, the Company issued Emet Capital Partners, LLC a warrant granting the holder the right to purchase 110,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. If at any time after the Initial Exercise Date, there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. The Holder of the warrant did not require that the Company register the common shares to be issued under the warrant in the Registration Statement declared effective August 31, 2017. (Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information).

On March 28, 2018, the Company issued Emet Capital Partners, LLC a warrant granting the holder the right to purchase 96,800 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. If at any time after the Initial Exercise Date, there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. The Holder of the warrant has not requested that the Company register the common shares to be issued under the warrant. (Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information).

On June 13, 2018, the Company issued Emet Capital Partners, LLC a warrant granting the holder the right to purchase 11,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. If at any time after the Initial Exercise Date, there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. The Holder of the warrant has not requested that the Company register the common shares to be issued under the warrant. (Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information).

F-19

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE G - CAPITAL STOCK AND WARRANTS (continued)

As of December 31, 2018, the Company has four warrants issued and outstanding granting the holders the right to purchase up to a total of 657,800 shares of its common stock.

The following table summarizes information about warrants outstanding as of December 31, 2018:

	Number Outstanding	Average Remaining
Exercise Price	at December 31, 2018	Contractual Life

$0.50	440,000	41 Months
$0.50	110,000	45 Months
$0.50	96,800	51 Months
$0.50	11,000	54 Months
Total	657,800

NOTE H - INCOME TAXES

The Company and its United States subsidiaries expect to file consolidated Federal income tax returns. Green C Corporation, its Ontario Canada subsidiary, will file Canada and Ontario income tax returns.

At December 31, 2018 the Company has available for federal income tax purposes a net operating loss carry forward that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is not more likely than not that the benefits will be realized. Due to significant changes in the Company’s ownership, the future use of its existing net operating losses will be limited.

All tax years of the Company and its United States subsidiaries remain subject to examination by the Internal Revenue Service.

NOTE I- GROSS PROFIT ON PRODUCT TRANSACTIONS

In February 2018, Green C sold certain bitcoin mining rig machines to a North Carolina based third party entity for $2,929,000. Also in February 2018, Green C sold additional bitcoin mining rig machines to another North Carolina based third party entity for $1,720,000. The Company’s supplier of the products in these two transactions was Focus Global Supply (“FGS”), a business entity controlled by Elisha Kalfa, Green C’s Chief Executive Officer.

Green C paid FGS total of $4,517,000 for these machines. Net of a total of $59,000 commission paid to a third party finder, Green C recognized a gross profit of $72,912 from these two sales.

In June 2018, Green C sold certain telecommunications parts to a China based third party entity for a total of $111,147. The Company’s supplier of the products in these transactions was an Italy based third party entity which was paid $111,127 for these products. Including $13,965 commissions received from NFW Marketing, Inc., an entity affiliated with Elisha Kalfa, Green C’s Chief Executive Officer, Green C recognized a gross profit of $13,986 from this transaction.

F-20

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

NOTE J - COMMITMENTS AND CONTINGENCIES

Pharmedica Exclusive License Agreement

On June 21, 2018, Green C executed an Exclusive License Agreement with Pharmedica, Ltd. (“Pharmedica”), an Israeli company, to exploit certain Pharmedica intellectual property for the development and distribution of a certain Licensed Product involved in the transmucosal delivery of medicinal or recreational cannabis. The agreement provides for Green C payments to Pharmedica of a $100,000 license fee (which was paid by 2591028 Ontario Limited, an entity affiliated with Green C’s Chief Executive Officer, on June 26, 2018 and annual royalties at a rate of 5% of the Net Sales of the Licensed Product subject to a Minimum Annual Royalty of $50,000. The agreement also provides for certain milestones to be accomplished by Green C in order for Green C to retain the license. Green C and Pharmedica each may terminate the agreement upon the occurrence of a material breach by the other party of its obligations under the agreement and such other party’s failure to remedy such breach to the reasonable satisfaction of the other party within thirty (30) days after being requested in writing to do so.

Service Agreements

On July 31, 2018, the Company executed Services Agreements with its newly appointed Chief Executive Officer (the “CEO”) and its newly appointed Chief Legal Officer (the “CLO”), for terms of five years. The Agreements provide for a monthly base salary of $10,000 for the CEO and a monthly base salary of $7,000 for the CLO. For the year ended December 31, 2018, the Company expensed a total of $85,000 as officers compensation pursuant to these agreements. The remaining $100,593 officers compensation in the year ended December 31, 2018 represents payments to the chief executive officer of Green C Corporation.

NOTE K – SUBSEQUENT EVENTS

On January 4, 2019, the Company issued 769,785 shares of its common stock pursuant to a conversion of $670 principal and $100 accrued interest of its convertible note dated May 25, 2018 by Emet Capital Partners, LLC (“Emet”). This conversion was based on a conversion price of $0.001 per share (rather than the Variable Conversion Price provided in the related note) submitted by Emet in its Conversion Notice. Emet asserted that the Company had committed a dilutive issuance, which triggered the “ratchet-down” provision of the related note which provides for a reduction of the conversion price. The Company has notified Emet that it disagrees with Emet’s assertion that a ratch-down dilutive issuance occurred. If the issuance of the 769,785 shares is not revised, the $99,302 excess of the $100,072 fair value of the 769,785 shares over the $770 liability reduction will be recognized as a loss on Conversion of Debt in the three months ended March 31, 2019.

On January 4, 2019, the Company issued 695,129 shares of its common stock pursuant to an exercise of the equivalent of 1,400 warrants (of the 440,000 warrants issued to Emet Capital Partners, LLC) on May 25, 2017) in a cashless exercise transaction based on a ratchet-down exercise price of $0.001 per share.

On February 12, 2019 (the “Issue Date”), the Company issued a 6% Convertible Redeemable Note to Eagle Equities, LLC (“Eagle”), having a principal amount of $1,200,000 of which $96,000 constituted an original issue discount (the “Eagle Note”). In connection with the Eagle Note, the Company and Eagle entered into a Securities Purchase Agreement. The Eagle Note will mature on one year from the Issue Date.

F-21

Eagle is to fund the $1,104,000 purchase price of the Eagle Note in tranches. The first tranche of $250,000 was received by the Company on February 13, 2019.

The Eagle Note may be pre-paid in whole or in part by paying Eagle the following premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days	105% * (Principal + Interest (“P+I”)
31- 60 days	110% * (P+I)
61-90 days	115% * (P+I)
91-120 days	120% * (P+I)
121-150 days	125% * (P+I)
151-180 days	130% * (P+I)

Any amount of principal or interest on the Eagle Note, which is not paid when due shall bear interest at the rate of twenty four (24%) per annum from the due date thereof until the same is paid (“Default Interest”).

Eagle has the right beginning on the date which is one hundred eighty (180) days following the Issue Date to convert all or any part of the outstanding and unpaid principal amount of the Eagle Note into fully paid and non-assessable shares of common stock of the Company at the conversion price (the “Conversion Price”). The Conversion Price shall be, equal to 65% of the lowest closing price of the Company’s common stock as reported on the National Quotations Bureau OTC Market exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future (“Exchange”), for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company. The Eagle Note contains other customary terms found in like instruments for conversion price adjustments.

In the case of an Event of Default (as defined in the Eagle Note), the Eagle Note shall become immediately due and payable and interest shall accrue at the rate of Default Interest. Certain events of default will result in further penalties.

Emet Warrant Restructuring

On February 14, 2019, the Company entered into an exchange agreement with Emet Capital Partners, LLC (“Emet”) pursuant to which the Company will issue Emet 9,000,000 shares of its Series B Convertible Preferred Stock (the “Series B Preferred Shares”) in exchange for the surrender of all outstanding warrants held by Emet. Each Series B Preferred Share is convertible into one share of the Company’s common stock subject to adjustment in case, at the time of conversion, the market price per share of the Company’s common stock is less than $0.075. In such case, Emet will receive an additional number of shares of common stock equal to the number of shares being converted divided by the applicable market price.

F-22

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

September 30, 2019 (unaudited and December 31, 2018

	September 30, 2019	December 31, 2018
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash	$45,848	$59,891
Total current assets	45,848	59,891

OTHER ASSETS
Pharmedica Exclusive License Agreement (less accumulated amortization of $25,251 and $ 10,251)	74,749	89,749

Total assets	$120,597	$149,640

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$9,700	$17,890
Accrued interest	11,852	5,312
Accrued salaries	57,000	85,000
Loans payable to related parties	260,000	260,000
Notes payable to third parties (less debt discounts of $ 99,862 and $ 550, respectively)	194,430	64,914
Derivative liability	227,332	280,310
Total current liabilities and total liabilities	760,314	713,426

STOCKHOLDERS’ (DEFICIENCY)
Preferred stock; 19,000,000 shares authorized, $.001 par value: Series A Convertible Preferred-issued and outstanding 9,411,998 and 9,411,998 shares, respectively	9,412	9,412
Series B Convertible Preferred-issued and outstanding 9,000,000 and 0 shares, respectively	9,000	-
Common stock; 500,000,000 shares authorized, $.001 par value, as of September 30, 2019 and December 31, 2018, there are 35,447,483 and 31,880,969 shares outstanding, respectively	35,447	31,881
Additional paid-in capital	589,625	233,991
Accumulated deficit	(1,283,201)	(839,070)

Total stockholders’ (deficiency)	(639,717)	(563,786)
Total liabilities and stockholders’ (deficiency)	$120,597	$149,640

The accompanying notes are an integral part of these consolidated financial statements.

F-23

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Nine Months Ended September 30, 2019 and 2018 (Unaudited)

	September 30, 2019	September 30, 2018
	(Unaudited)	(Unaudited)
Revenue:
Gross profit on product transactions (Note I)	$-	$86,898
Consulting fees ( related party $ 0 and $ 8,477, respectively)	2,620	8,477

Total revenue	2,620	95,375

Operating Expenses:
Officers compensation	153,000	134,593
Consulting fees paid to former Chief Executive Officer	-	50,000
Amortization of Pharmedica Exclusive License Agreement cost	15,000	5,251
Other operating expenses (including stock-based professional fees of $ 88,130 and $ 0, respectively)	165,213	20,282
Total operating expenses	333,213	210,126

Income (loss) from operations	(330,593)	(114,751)

Other income (expenses):
Income (expense) from derivative liability	194,551	(212,165)
Loss on conversion of notes payable	(230,839)	(510,149)
Interest income	-	5,903
Interest expense	(14,592)	(14,515)
Amortization of debt discounts	(171,085)	(17,866)
Total other income (expenses)	(221,965)	(748,792)

Income (loss) before provision for income taxes	(552,558)	(863,543)
Provision for income taxes	-	-

Net income (loss)	$(552,558)	$(863,543)

Basic and diluted income (loss) per common share	$(.02)	$(.03)
Weighted average common shares outstanding-basic and diluted	34,439,921	29,439,590

The accompanying notes are an integral part of these consolidated financial statements.

F-24

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended September 30, 2019 and 2018 (Unaudited)

	September 30, 2019	September 30, 2018
	(Unaudited)	(Unaudited)
Revenue:
Gross profit on product transactions (Note I)	$-	$-
Consulting fees from related party	2,620	-

Total revenue	2,260	-

Operating Expenses:
Officers compensation	51,000	134,593
Consulting fees paid to former Chief Executive Officer	-	50,000
Amortization of Pharmedica Exclusive License Agreement cost	5,000	5,251
Other operating expenses (including stock-based professional fees of $ 12,250 and $ 0, respectively)	25,059	10,783
Total operating expenses	81,059	200,627

Income (loss) from operations	(78,439)	(200,627)

Other income (expenses):
Income (expense) from derivative liability	24,035	(212,165)
Loss on conversion of notes payable	-	(510,149)
Interest expense	(3,972)	(14,515)
Interest income	-	-
Amortization of debt discounts	(68,054)	(17,866)
Total other income (expenses)	(47,991)	(754,695)

Income (loss) before provision for income taxes	(126,430)	(955,322)
Provision for income taxes	-	-

Net income (loss)	$(126,430)	$(955,322)

Basic and diluted income (loss) per common share	$(.00)	$(.03)
Weighted average common shares outstanding-basic and diluted	35,359,983	29,556,832

The accompanying notes are an integral part of these consolidated financial statements.

F-25

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

For The Nine Months Ended September 30, 2019 and 2018

	Series A Preferred		Series B Preferred				Additional
	stock		stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances at December 31, 2018	9,411,998	$9,412	-	$-	31,880,969	$31,881	$233,991	$(839,070)	$(563,786)
Unaudited:
Cumulative effect adjustment to reduce derivative liability of warrants with “down round” features effective January 1, 2019								108,427	108,427
Conversion of note payable ($670) and accrued interest ($100) into 769,785 shares of common stock (Fair Value of $ 100,072) on January 4, 2019					769,785	770	99,302	-	100,072
Exercise of 1400 warrants into 645,129 shares of common stock in a cashless exercise transaction on January 4, 2019					695,129	695	(695)		-
Exchange of 438,600 warrants into 9,000,000 shares of Class B Convertible Preferred Stock on February 14, 2019	-	-	9,000,000	9,000			(9,000)		-
Net loss for the three months ended March 31, 2019								(138,349)	(138,349)
Balances at March 31, 2019	9411,998	$9,412	9,000,000	$9,000	33,345,883	$33,346	$323,598	$(868,992)	$(493,636)
Conversion of note payables ($40,500) and accrued interest ($7,961) into 1,384,600 shares of common stock (Fair Value of $ 100,072) on April 16, 2019	-	-	-	-	1,384,600	1,384	178,614	-	179,998
Issuance of 542,000 common shares for professional services rendered	-	-	-	-	542,000	542	75,338	-	75,880
Net loss for the three months ended June 30, 2019								(287,779)	(287,779)
Balances at June 30, 2019	9411,998	$9,412	9,000,000	$9,000	35,272,483	$35,272	$577,550	$(1,156,771)	$(525,537)
Issuance of 175,000 common shares for professional services rendered					175,000	175	12,075		12,250
Net loss for the three months ended September 30, 2019								(126,430)	(126,430)
Balances at September 30, 2019	9,411,998	$9,412	9,000,000	$9,000	35,447,483	$35,447	$589,625	$(1,283,201)	$(639,717)

Nine Months Ended September 30, 2018

	Series A Preferred		Series B Preferred				Additional
	stock		stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances at December 31, 2017	-	$-	-	$-	100	$-	$-	$-	$-
Net income for the three months ended March 31, 2018								78,465	78,465
Balances at March 31, 2018	-	$-	-	$-	100	$-	$-	$78,465	$78,465
Net income for the three months ended June 30, 2018								22,314	22,314
Balances at June 30, 2018	-	-	-	-	100	$-	$-	$100,779	$100,779
Issuance of 9,411,988 shares of Series A convertible preferred stock in exchange for 100 shares of Green C Corporation common stock on July 31, 2018	9,411,998	9,412	-	-	(100)	-	(9,412)	-	-
Shares of The Greater Cannabis Company, Inc. (“GCAN”) common stock retained by GCAN stockholders in connection with reverse acquisition of GCAN on July 31, 2018	-	-	-	-	29,380,969	29,381	(414,676)	-	(385,295)
Issuance of 1,465,523 shares of common stock from conversion of notes payable and accrued interest on September 19, 2018	-	-	-	-	1,465,523	1,465	545,322	-	546,787
Net loss for the three months ended September 30, 2018								(955,322)	(955,322)
Balances at September 30, 2018	9,411,998	$9,412	-	$-	30,846,492	$30,846	$121,234	$(863,543)	$702,051

The accompanying notes are an integral part of these financial statements.

F-26

THE GREATER CANNABIS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2019 and 2018 (Unaudited)

	September 30, 2019	September 30, 2018
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net income (loss)	$(552,558)	$(863,543)
Adjustments to reconcile net income (loss) to net cash provided (used) in operating activities:
Loss on conversion of note payable and accrued interest to common stock	230,839	510,149
Issuance of stock-based professional fees	88,130	-
(Income) expense from derivative liability	(194,551)	212,165
Amortization of Pharmedica Exclusive License Agreement cost	15,000	5,251
Interest expense for default added to note payable balance		11,000
Amortization of debt discounts	171,085	17,866
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	(8,190)	31,338
Accrued interest	14,202	3,515
Accrued salaries	(28,000)	-
Net cash used in operating activities	(264,043)	(72,259)

INVESTING ACTIVITIES
Loan to third party		(296,043)
Repayment of loan to third party		296,043
Net cash used in investing activities	-	-

FINANCING ACTIVITIES
Proceeds from loan payable to related party	-	783
Repayment of loan payable to related party	-	(783)
Proceeds from notes payable to third parties	250,000	160,000

Net cash provided by financing activities	250,000	160,000

NET INCREASE (DECREASE) IN CASH	(14,043)	87,741

CASH BALANCE, BEGINNING OF PERIOD	59,891	-

CASH BALANCE, END OF PERIOD	$45,848	$87,741

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-	$-
Income tax paid	$-	$-

Non-cash Investing and Financing Activities:
Conversion of note payable ($670) and accrued interest ($100) into 769,785 shares of common stock (Fair Value of $ 100,072) on January 4, 2019	$100,072	$-
Exercise of 1400 warrants into 695,129 shares of common stock in a cashless exercise transaction on January 4, 2019	$695	$-
Exchange of 438,600 warrants into 9,000,000 shares of Class B Convertible Preferred Stock on February 14, 2019	$9,000	$-
Initial derivative liability charged to debt discount	$250,000	$-
Conversion of note payable ($40,500) and accrued interest ($7,961) into 1,384,600 shares of common stock (fair value of $179,998) on April 16, 2019	$179,998	$
Payment from related party to licensor of Pharmedica Exclusive License Agreement on June 26, 2018	$-	$100,000
Liabilities of The Greater Cannabis Company, Inc. at July 31, 2018 added pursuant to reverse acquisition:
Accounts payable and accrued expenses	$-	$28,224
Accrued interest	-	3,246
Notes payable to third parties	-	83,323
Derivative liability	-	270,502
Total	$-	$385,295
Conversion of note payable and accrued interest to 1,465,523 shares of common stock on September 19, 2018:
Accrued interest	$-	$4,638
Notes payable to third parties	-	32,000
Total	$-	$36,638

The accompanying notes are an integral part of these consolidated financial statements

F-27

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Greater Cannabis Company, Inc. (the “Company”) was formed in March 2014 as a limited liability company under the name, The Greater Cannabis Company, LLC. The Company was a wholly owned subsidiary of Sylios Corp (“Sylios”) until March 10, 2017.

On July 31, 2018, the Company acquired 100% of the issued and outstanding shares of Class A common stock of Green C Corporation (“Green C”) in exchange for 9,411,998 newly issued shares of the Company’s Series A Convertible Preferred Stock (the “Exchange”). Each share of Series A Convertible Preferred Stock is convertible into 50 shares of common stock and is entitled to vote 50 votes per share on all matters as a class with holders of common stock. Since after the Exchange was consummated, the former shareholders of Green C and their designees owned approximately 94% of the issued and outstanding voting shares of the Company, Green C is the acquirer for accounting purposes. Prior to the Exchange, the Company had no assets and nominal business operations. Accordingly, the Exchange has been treated for accounting purposes as a recapitalization by the accounting acquirer, Green C, and the accompanying consolidated financial statements of the Company reflect the assets, liabilities and operations of Green C from its inception on December 21, 2017 to July 31, 2018 and combined with the Company thereafter. See Note C (Acquisition of Green C Corporation).

Green C was incorporated on December 21, 2017 under the laws of the Province of Ontario Canada with the principle place of business in North York, Ontario.

Green C is the owner of an exclusive, worldwide license for an eluting transmucosal patch platform (“ETP”) for non-invasive drug delivery in the cannabis field as further described in the exclusive license agreement dated June 21, 2018 with Pharmedica Ltd. (see Note J).

The Company’s business plan is to (i) commercialize its ETP technology and (ii) concentrate on cannabis related investment and development opportunities through direct equity investments, joint ventures, licensing agreements or acquisitions.

The Company is actively seeking licensing opportunities in the cannabis sector for intellectual property and products. At present, the Company’s sole active, exclusive, worldwide licensing agreement is with Pharmedica Limited for its ETP technology.

Principles of Consolidation

The consolidated financial statements include the accounts of The Greater Cannabis Company, Inc., and its wholly owned subsidiary Green C Corporation.

F-28

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the periods presented, the Company had no in cash equivalents.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of September 30, 2019, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no foreign federal or state tax examinations nor have we had any foreign federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Financial Instruments and Fair Value of Financial Instruments

We follow ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

F-29

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. Except for derivative liabilities, we had no financial assets or liabilities carried and measured on a recurring or nonrecurring basis during the reporting periods.

Derivative Liabilities

We evaluate convertible notes payable, stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Long-lived Assets

Long-lived assets such as property and equipment and intangible assets are periodically reviewed for impairment. We test for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Pharmedica Exclusive License Agreement cost

The Pharmedica Exclusive License Agreement is carried at cost less accumulated amortization. Amortization is calculated using the straight line method over the license’s estimated economic life of five years.

F-30

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete.

Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service may be fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist if the instruments are fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to expense over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

F-31

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenue from product sales will be recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

Advertising Costs

Advertising costs are expensed as incurred. For the periods presented, we had no advertising costs.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation. For the periods presented, the Company excluded 470,599,900 shares relating to the Series A Convertible Preferred Stock (see Note G), shares relating to convertible notes payable to third parties (Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information) and shares relating to outstanding warrants (Please see NOTE G - CAPITAL STOCK AND WARRANTS for further information) from the calculation of diluted shares outstanding as the effect of their inclusion would be anti-dilutive.

Recently Enacted Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which supersedes nearly all prior revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under prior U.S. GAAP. As amended by the FASB in July 2015, the standard became effective for annual periods beginning after December 15, 2017, and interim periods therein. ASU 2014-09 has had no impact on our Financial statements for the periods presented.

F-32

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Enacted Accounting Standards

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, to clarify the implementation guidance on principal versus agent considerations and address how an entity should assess whether it is the principal or the agent in contracts that include three or more parties. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09 (discussed above). ASU 2016-08 has had no impact on our Financial statements for the periods presented.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, to clarify the following two aspects of Topic 606: 1) identifying performance obligations, and 2) the licensing implementation guidance. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09 (discussed above). ASU 2016-10 has had no impact on our financial statements for the periods presented.

On July 13, 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance is effective for annual periods beginning after December 15, 2018.

Accordingly, effective January 1, 2019, the Company reduced the derivative liability of warrants with “down round” features (and do not contain variable conversion features) of $108,427 at December 31, 2018 to $ 0 and recognized a $108,427 cumulative effect adjustment reduction of accumulated deficit. See Note F.

F-33

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

NOTE B - GOING CONCERN

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future obligations as they become due within one year after the date the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. As of September 30, 2019, the Company had cash of $ 45,848, total current liabilities of $ 760,314 , and negative working capital of $ 714,466 . For the nine months ended September 30, 2019, we incurred a net loss of $ 552,558 and used $ 264,043 cash from operating activities. We expect to continue to incur negative cash flows until such time as our business generates sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources.

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through November 2020.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the uncertainty related to our ability to continue as a going concern.

NOTE C - ACQUISITION OF GREEN C CORPORATION

As discussed in Note A above, the Company acquired 100% ownership of Green C Corporation on July 31, 2018. The acquisition has been accounted for in the accompanying consolidated financial statements as a “reverse acquisition” transaction. Accordingly, the financial position and results of operations of the Company prior to July 31, 2018 has been excluded from the accompanying consolidated financial statements.

F-34

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

NOTE C - ACQUISITION OF GREEN C CORPORATION (continued)

The carrying values of the net assets (liabilities) of the Company (The Greater Cannabis Company, Inc., and subsidiaries) at July 31, 2018 prior to the acquisition consisted of:

Total Assets	$-

Accounts payable and accrued expenses	$90,724
Accrued interest	15,813
Loans payable to related parties	89,774
Notes payable to third parties	83,323
Derivative liability	270,502

Total current liabilities and total liabilities	$550,136

Pursuant to terms of the acquisition agreements, $164,841 (accounts payable and accrued expenses - $62,500, accrued interest - $12,567, and loans payable to related parties - $89,774) of the $550,136 total liabilities was forgiven.

NOTE D - LOANS PAYABLE TO RELATED PARTIES

Loans payable to related parties consist of:

	September 30, 2019	December 31, 2018

Loans from Elisha Kalfa and Yonah Kalfa, holders of a total of 2,966,666 shares of Series A Convertible Preferred stock	$180,000	$180,000

Loan from Fernando Bisker and Sigalush, LLC, holders of a total of 2,966,666 shares of Series A Convertible Preferred stock	80,000	80,000

Total	$260,000	$260,000

Pursuant to loan and contribution agreements dated July 31, 2018, the above loans are non-interest bearing and are to be repaid after the Company raises from investors no less than $1,500,000 or generates sufficient revenue to make repayments (each, a “Replacement Event”). If the First Replacement Event does not occur within 18 months from July 31, 2018, the loans are to be repaid immediately. In the event there is insufficient capital to repay the loan, the lenders have the option to convert all or part of the loans into shares at the Company common stock at the average trading price of the 10 days prior to the date of the conversion request.

F-35

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

NOTE E - NOTES PAYABLE TO THIRD PARTIES

Notes payable to third parties consist of:

	September 30, 2019	December 31, 2018

Convertible Promissory Note dated May 25, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due May 25, 2018 (i)	$2,799	$3,469
Convertible Promissory Note dated September 14, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due September 14, 2018 (ii)	-	16,500
Convertible Promissory Note dated January 9, 2018 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due January 9, 2019-less unamortized debt discount of $0 and $550, respectively (iii)	-	23,450
Allonge to the Convertible Promissory Note dated September 14, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due September 14, 2018 (iv)	14,520	14,520
Allonge 2 to the Convertible Promissory Note dated September 14, 2017 payable to Emet Capital Partners, LLC (“EMET”), interest at 5%, due September 14, 2018 (v)	6,600	6,600
Promissory Note dated March 28, 2017 payable to John T. Root, Jr., interest at 4%, due September 28, 2017, convertible into shares of common stock at a conversion price of $.001 per share.	375	375
Convertible Promissory Note dated February 12, 2019 payable to Eagle Equities, LLC (“Eagle”), interest at 6%, due February 12, 2020-less unamortized debt discount of $99,862 and $ 0, respectively (vi)	170,136	-
Total	$194,430	$64,914

(i) On May 25, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $55,000 in exchange for $50,000 cash. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (May 25, 2018) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 440,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. As part of the Convertible Note, the Company executed a Registration Rights Agreement (the “RRA”) dated May 25, 2017. Among other things, the RRA provided for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Convertible Note and the warrant and to have declared effective such Registration Statement. The Registration Statement was declared effective by the Securities and Exchange Commission on August 31, 2017. On September 19, 2018, $32,000 principal of the Convertible Note (and $4,638 accrued interest) was converted into 1,465,523 shares of Company common stock. On October 26, 2018, $30,531 principal of the Convertible Note (and $503 accrued interest) was converted into 1,034,477 shares of Company common stock. On January 4, 2019, $670 principal of the Convertible Note (and $100 accrued interest) was converted into 769,785 shares of Company common stock. Please see NOTE F - DERIVATIVE LIABILITY for further information.

F-36

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

(ii) On September 14, 2017, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $13,750 in exchange for $12,500 cash. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (September 14, 2018) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually (default interest rate 15%). As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 110,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. Please see NOTE F - DERIVATIVE LIABILITY for further information.

(iii) On January 9, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Emet Capital Partners, LLC, (“EMET”) in the principal amount of $20,000 in exchange for entry into a Waiver Agreement pertaining to the Securities Purchase Agreements entered into between the Parties dated May 25, 2017 and September 14, 2017 along with a Convertible Note issued by the Company on each of the same dates. The Company received $0 cash from issuance of the Convertible Note. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (January 9, 2019) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually (default interest rate 15%). Please see NOTE F - DERIVATIVE LIABILITY for further information.

(iv) On March 28, 2018, the Company made an Allonge to the Convertible Debenture due September 14, 2018 (hereinafter the “Allonge”) to Emet Capital Partners, LLC. The Principal Amount as stated on the face of the Debenture shall be increased to $25,850 ($13,750 – original Principal Amount of the Debenture + $12,100 Allonge). The amendment to the Principal Amount due and owing on the Debenture described herein notwithstanding, the Holder does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Debenture through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 98,600 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. Please see NOTE F - DERIVATIVE LIABILITY for further information.

(v) On September 13, 2018, the Company made a second Allonge to the Convertible Debenture due September 14, 2018 (hereinafter the “Allonge”) to Emet Capital Partners, LLC. The Principal Amount as stated on the face of the Debenture shall be increased to $31,350 ($13,750 – original Principal Amount of the Debenture + $12,100 1st Allonge + $5,500 2nd Allonge). The amendment to the Principal Amount due and owing on the Debenture described herein notwithstanding, the Holder does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Debenture through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 11,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. Please see NOTE F - DERIVATIVE LIABILITY for further information.

(vi) On February 12, 2019, (the “Issue Date”) the Company issued a 6% Convertible Redeemable Note to Eagle Equities, LLC (“Eagle”), having a principal amount of $1,200,000 of which $96,000 constituted an original issue discount (the “Eagle Note”). In connection with the Eagle Note, the Company and Eagle entered into a Securities Purchase Agreement. The Eagle Note will mature on one year from the Issue Date. Eagle is to fund the $ 1,104,000 purchase price of the Eagle Note in tranches. The first tranche of $ 250,000 was received by the Company on February 13, 2019.

The Eagle Note may be pre-paid in whole or in part by paying Eagle the following premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days	105% * (Principal + Interest (“P+I”)
31- 60 days	110% * (P+I)
61-90 days	115% * (P+I)
91-120 days	120% * (P+I)
121-150 days	125% * (P+I)
151-180 days	130% * (P+I)

F-37

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

Any amount of principal or interest on the Eagle Note, which is not paid when due shall bear interest at the rate of twenty four (24%) per annum from the due date thereof until the same is paid (“Default Interest”).

Eagle has the right beginning on the date which is one hundred eighty (180) days following the Issue Date to convert all or any part of the outstanding and unpaid principal amount of the Eagle Note into fully paid and non-assessable shares of common stock of the Company at the conversion price (the “Conversion Price”). The Conversion Price shall be, equal to 65% of the lowest closing price of the Company’s common stock as reported on the National Quotations Bureau OTC Market exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future (“Exchange”), for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company. The Eagle Note contains other customary terms found in like instruments for conversion price adjustments.

In the case of an Event of Default (as defined in the Eagle Note), the Eagle Note shall become immediately due and payable and interest shall accrue at the rate of Default Interest. Certain events of default will result in further penalties.

NOTE F - DERIVATIVE LIABILITY

The derivative liability consists of:

	September 30, 2019	December 31, 2018
Convertible Promissory Note dated May 25, 2017 payable to EMET Capital Partners, LLC Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	$3,869	$8,385
Warrants issued to EMET in connection with the above Convertible Promissory Note dated May 25, 2017. Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information (i)	-	72,468
Convertible Promissory Note dated September 14, 2017 payable to EMET Capital Partners, LLC Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	-	43,780
Warrants issued to EMET in connection with the above Convertible Promissory Note dated September 14, 2017. Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information (i)	-	18,150
Convertible Promissory Note dated January 9, 2018 payable to EMET Capital Partners, LLC Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	-	63,680
Allonge dated March 28, 2018 to the Convertible Promissory Note dated September 14, 2017 Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	20,070	38,526
Warrants issued to EMET in connection with the above Allonge dated March 28, 2018 to the Convertible Promissory Note dated September 14, 2017. Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information (i)	-	15,991
Allonge 2 dated September 13, 2018 to the Convertible Promissory Note dated September 14, 2017 Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	9,123	17,512
Warrants issued to EMET in connection with the above Allonge 2 dated September 13, 2018 to the Convertible Promissory Note dated September 14, 2017. Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information (i)	-	1,818
Convertible Promissory Note dated February 12, 2019 payable to Eagle Equities, LLC Please see NOTE E – NOTES PAYABLE TO THIRD PARTIES for further information	194,270	-
Total derivative liability	$227,332	$280,310

(i)As discussed in Note A above, warrants with “down round” features (and do not contain variable conversion features) are not subject to derivative liability treatment effective January 1, 2019.

F-38

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

The Convertible Promissory Notes (the “Notes”) and the warrants contain obligations to reduce the conversion price of the Notes and the exercise price of the Warrants in the event that the Company sells, grants or issues any non-excluded shares, options, warrants or any convertible instrument at a price below the conversion price of the Notes and the exercise price of the Warrants (“ratchet-down” provisions). The Notes also contain a variable conversion feature based on the future trading price of the Company’s common stock. Therefore, the number of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants is indeterminate.

The fair value of the derivative liability was measured at the respective issuance dates and quarterly thereafter using the Black Scholes option pricing model. Assumptions used for the calculation of the derivative liability of the Notes at September 30, 2019 were (1) stock price of $0.1007 per share, (2) conversion prices ranging from $0.045 to $.0655 per share, (3) terms ranging from 135 days to 6 months, (4) expected volatility of 130.68%, and (5) risk free interest rates ranging from 1.83% to 1.85%. Assumptions used for the calculation of the derivative liability of the notes at December 31, 2018 were (1) stock price of $0.1655 per share, (2) conversion price of $0.0525 per share, (3) terms ranging from 3 months to 6 months, (4) expected volatility of 286.71%, and (5) risk free interest rates ranging from 2.47% to 2.50%.

NOTE G - CAPITAL STOCK AND WARRANTS

Preferred Stock

On July 31, 2018, The Greater Cannabis Company, Inc. (the “Company”) acquired 100% of the issued and outstanding shares of Class A common stock of Green C Corporation (“Green C”) in exchange for 9,411,998 newly issued shares of the Company’s Series A Convertible Preferred Stock (the Exchange”). Each share of Series A Convertible Preferred Stock is convertible into 50 shares of common stock and is entitled to 50 votes on all matters as a class with the holders of common stock.

On February 14, 2019, the Company issued 9,000,000 shares of Series B Convertible Preferred Stock to Emet Capital Partners, LLC (“Emet”) in exchange for the surrender of all outstanding warrants held by Emet. Each share of Series B Convertible Preferred Stock is convertible into one share of Company common stock subject to adjustment in case, at the time of conversion, the market price per share of the Company common stock is less than $ 0.075 per share. On October 18, 2019 (see Note K- Subsequent Events), this exchange agreement was reversed.

Common Stock

Effective March 10, 2017, in connection with a partial spin-off of the Company from Sylios Corp, the Company issued a total of 26,905,969 shares of its common stock. 5,378,476 shares were issued to Sylios Corp (representing 19.99% of the issued and outstanding shares of Company common stock after the spin-off) and 21,527,493 shares were issued to the stockholders of record of Sylios Corp on February 3, 2017 on the basis of one share of Company common stock for each 500 shares of Sylios Corp common stock held (representing 80.01% of the issued and outstanding shares of Company common stock after the spin-off).

Effective March 22, 2017, the Company issued 100,000 shares of its common stock to a consulting firm entity for service rendered. The $25,000 estimated fair value of the 100,000 shares was expensed as consulting fees in the three months ended March 31, 2017.

F-39

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

Effective March 31, 2017, the Company issued 2,000,000 shares of its common stock to our Chief Executive Officer, Wayne Anderson, for services rendered. The $500,000 estimated fair value of the 2,000,000 shares was expensed as officer compensation in the three months ended March 31, 2017.

Effective September 15, 2017, the Company issued 375,000 shares of its common stock to retire a Note Payable to a Third Party.

On September 19, 2018, the Company issued 1,465,523 shares of its common stock pursuant to a conversion of $32,000 principal and $ 4,638 accrued interest of its convertible note dated May 25, 2017 by Emet Capital Partners, LLC. The $510,149 excess of the $ 546,787 fair value of the 1,465,523 shares over the $36,638 liability reduction was charged to Loss on Conversion of Debt.

On October 26, 2018, the Company issued 1,034,477 shares of its common stock pursuant to a conversion of $30,531 principal and $ 503 accrued interest of its convertible note dated May 25, 2017 by Emet Capital Partners, LLC. The $ 82,758 excess of the $ 113,792 fair value of the 1,034,479 shares over the $ 31,034 liability reduction was charged to Loss on Conversion of Debt.

On January 4, 2019, the Company issued 769,785 shares of its common stock pursuant to a conversion of $ 670 principal and $ 100 accrued interest of its convertible note dated May 25, 2018 by Emet Capital Partners, LLC (“Emet”). This conversion was based on a conversion price of $ 0.001 per share (rather than the Variable Conversion Price provided in the related note) submitted by Emet in its Conversion Notice. Emet asserted that the Company had committed a dilutive issuance, which triggered the “ratchet-down” provision of the related note which provides for a reduction of the conversion price. The Company has notified Emet that it disagrees with Emet’s assertion that a ratch-down dilutive issuance occurred. The $ 99,302 excess of the $ 100,072 fair value of the 769,785 shares over the $ 770 liability reduction was charged to Loss on Conversion of Debt in the three months ended March 31, 2019.

On January 4, 2019, the Company issued 695,129 shares of its common stock pursuant to an exercise of the equivalent of 1,400 warrants (of the 440,000 warrants issued to Emet Capital Partners, LLC on May 25, 2017) in a cashless exercise transaction based on a ratchet-down exercise price of $ 0.001 per share.

On April 16, 2019, the Company issued 1,384,600 shares of its common stock pursuant to conversions of $ 40,500 principal and $ 7,961 accrued interest of two convertible notes issued to by Emet Capital Partners, LLC (“Emet”). The $131,537 excess of the $179,998 fair value of the 1,384,600 shares over the $47,961 liability reduction was charged to Loss on Conversion of Debt in the three months ended June 30, 2019.

On May 29, 2019, the Company issued a total of 542,000 shares of its common stock to two consulting firm entities for certain specified investor relations and advisory services. The $75,880 fair value of the 542,000 shares was charged to Other Operating Expenses in the three months ended June 30, 2019.

On August 15, 2019, the Company issued 175,000 shares of its common stock to an entity consultant for accounting services rendered. The $12,250 fair value of the 175,000 shares was charged to Other Operating Expenses.

Warrants

On May 25, 2017, the Company issued Emet Capital Partners, LLC a warrant granting the holder the right to purchase 440,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. If at any time after the Initial Exercise Date, there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. The Holder of the warrant did not require that the Company register the common shares to be issued under the warrant in the Registration Statement declared effective August 31, 2017. (Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information).

F-40

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

On September 14, 2017, the Company issued Emet Capital Partners, LLC a warrant granting the holder the right to purchase 110,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. If at any time after the Initial Exercise Date, there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. The Holder of the warrant did not require that the Company register the common shares to be issued under the warrant in the Registration Statement declared effective August 31, 2017. (Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information).

On March 28, 2018, the Company issued Emet Capital Partners, LLC a warrant granting the holder the right to purchase 96,800 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. If at any time after the Initial Exercise Date, there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. The Holder of the warrant has not requested that the Company register the common shares to be issued under the warrant. (Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information).

On June 13, 2018, the Company issued Emet Capital Partners, LLC a warrant granting the holder the right to purchase 11,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years. If at any time after the Initial Exercise Date, there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. The Holder of the warrant has not requested that the Company register the common shares to be issued under the warrant. (Please see NOTE E - NOTES PAYABLE TO THIRD PARTIES for further information).

Emet Warrant Restructuring

On February 14, 2019, the Company entered into an exchange agreement with Emet Capital Partners, LLC (“Emet”) pursuant to which the Company issued Emet 9,000,000 shares of its Series B Convertible Preferred Stock (the “Series B Preferred Shares”) in exchange for the surrender of all outstanding warrants held by Emet. Each Series B Preferred Share was convertible into one share of the Company’s common stock subject to adjustment in case, at the time of conversion, the market price per share of the Company’s common stock was less than $0.075. In such case, Emet was to receive an additional number of shares of common stock equal to the number of shares being converted divided by the applicable market price. On October 18, 2019 (see Note K- Subsequent Events), this exchange agreement was reversed.

At September 30, 2019, the Company has no outstanding warrants.

NOTE H - INCOME TAXES

The Company and its United States subsidiaries expect to file consolidated Federal income tax returns. Green C Corporation, its Ontario Canada subsidiary, will file Canada and Ontario income tax returns.

At September 30, 2019 the Company has available for federal income tax purposes a net operating loss carry forward that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is not more likely than not that the benefits will be realized. Due to significant changes in the Company’s ownership, the future use of its existing net operating losses will be limited.

All tax years of the Company and its United States subsidiaries remain subject to examination by the Internal Revenue Service.

F-41

THE GREATER CANNABIS COMPANY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For The Nine Months Ended September 30, 2019 and 2018

(Unaudited)

NOTE I- GROSS PROFIT ON PRODUCT TRANSACTIONS

In February 2018, Green C sold certain bitcoin mining rig machines to a North Carolina based third party entity for $2,929,000. Also in February 2018, Green C sold additional bitcoin mining rig machines to another North Carolina based third party entity for $ 1,720,000. The Company’s supplier of the products in these two transactions was Focus Global Supply (“FGS”), a business entity controlled by Elisha Kalfa, Green C’s Chief Executive Officer.

Green C paid FGS total of $ 4,517,000 for these machines. Net of a total of $ 59,000 commission paid to a third party finder, Green C recognized a gross profit of $72,912 from these two sales.

In June 2018, Green C sold certain telecommunications parts to a China based third party entity for a total of $111,147. Green C’s supplier of the products in these transactions was an Italy based third part entity which was paid $111,127 for these products. Including $13,965 commissions received from NFW Marketing, Inc., an entity affiliated with Elisha Kalfa, Green C’s Chief Executive Officer. Green C recognized a gross profit of $13,986 from this transaction.

NOTE J - COMMITMENTS AND CONTINGENCIES

Pharmedica Exclusive License Agreement

On June 21, 2018, Green C executed an Exclusive License Agreement with Pharmedica, Ltd. (“Pharmedica”), an Israeli company, to exploit certain Pharmedica intellectual property for the development and distribution of a certain Licensed Product involved in the transmucosal delivery of medicinal or recreational cannabis. The agreement provides for Green C payments to Pharmedica of a $100,000 license fee (which was paid by 2591028 Ontario Limited, an entity affiliated with Green C’s Chief Executive Officer, on June 26, 2018) and annual royalties at a rate of 5% of the Net Sales of the Licensed Product subject to a Minimum Annual Royalty of $50,000. The agreement also provides for certain milestones to be accomplished by Green C in order for Green C to retain the license. Green C and Pharmedica each may terminate the agreement upon the occurrence of a material breach by the other party of its obligations under the agreement and such other party’s failure to remedy such breach to the reasonable satisfaction of the other party within thirty (30) days after being requested in writing to do so.

Service Agreements

On July 31, 2018, the Company executed Services Agreements with its newly appointed Chief Executive Officer (the “CEO”) and its newly appointed Chief Legal Officer (the “CLO”), for terms of five years. The Agreements provide for a monthly base salary of $10,000 for the CEO and a monthly base salary of $7,000 for the CLO. For the nine months ended September 30, 2019 and 2018, the Company expensed a total of $153,000 and $34,000, respectively, as officers compensation pursuant to these agreements.

NOTE K – SUBSEQUENT EVENTS

On October 18, 2019, the Company entered into two Exchange Agreements with Emet Capital Partners, LLC (“Emet”). The first Exchange Agreement provided for the exchange of three outstanding convertible notes payable to Emet with a total remaining principal balance of $20,399 and a total accrued interest balance of $5,189 for three new convertible notes payable to Emet in the total amount of $25,587. The new notes bear interest at 6%, are due on February 12, 2020 and are convertible into common stock at a conversion price equal to 75% of the lowest Trading Price during the 15 Trading Day Period prior to the Conversion Date. The second Exchange Agreement provided for the reversal of the February 14, 2019 exchange agreement pursuant to which certain warrants then held by Emet were exchanged for 9,000,000 shares of Series B Convertible Preferred Stock (see Note G) and the exchange of such warrants for four new convertible notes payable to Emet in the total amount of $675,000. These new note bear interest at 2%, are due on October 18, 2020 and are convertible into common stock at a conversion price equal to 75% of the lowest Trading Price during the 15 Trading Day Period prior to the Conversion Date.

On November 6, 2019, the Company issued 1,748,363 shares of its common stock pursuant to the conversion by Emet of $53,705 in principal and $2,680 in accrued interest and fees of its convertible note dated October 18, 2019.

On December 18, 2019, the Company issued 1,468,204 shares of its common stock pursuant to the conversion by Emet of $29,000 in principal and $4,035 in accrued interest and fees under the Company’s convertible note dated October 18, 2019.

On December 19, 2019, the Company issued 637,273 shares of its common stock pursuant to the conversion by Eagle Equities, LLC (“Eagle”) of $10,000 in principal and $515 in accrued interest and fees under the Company’s convertible note dated February 12, 2019.

On January 10, 2020, the Company issued 965,680 shares of its common stock pursuant to the conversion by Eagle of $15,000 in principal and $828 in accrued interest and fees under the Company’s convertible note dated February 12, 2019.

On January 15, 2020, the Company issued 1,998,246 shares of its common stock pursuant to the conversion by Emet of $30,000 in principal and $2,971in accrued interest and fees of its convertible note dated October 18, 2019.

On January 28, 2020, the Company received $150,000 pursuant to a securities purchase agreement with GW Holdings Group, LLC and the issuance of a 6% Convertible Redeemable Promissory Note thereunder in the principal amount of $166,500 (the “GW Note”). The GW Note bears interest at the rate of 6% (24% following an event of default), is due January 27, 2021, and is convertible in shares of common stock at a conversion price equal to 55% of the lowest closing price of the common stock for the 15 preceding trading days.

Also on January 28, 2020, the Company received $150,000 from Eagle representing the second tranche of funding pursuant to the 6% Convertible Redeemable Note issued to Eagle on February 12, 2019. See Note E (Notes Payable to Third Parties).

On January 30, 2020, the Company executed a Right of First Refusal Agreement with an entity engaged in the business of cosmetics, health, and well-being (“KTV”). The Agreement provides for the Company to pay KTV $25,000 on January 30, 2020 (which was paid January 30, 2020) and to make other investments in opportunities to be pursued by KTV and/or payments to KTV to enable KTV to pursue and secure Cannabidiol (“CBD”) opportunities. The Agreement provides the Company an exclusive right of first refusal to participate in all CBD opportunities to be pursued by KTV for a term of five years.

On January 31, 2020, the Company issued 1,166,575 shares of its common stock pursuant to the conversion by Eagle of $15,000 in principal and $880 in accrued interest and fees under the Company’s convertible note dated February 12, 2019.

On February 6, 2020, the Company issued 1,783,991 shares of its common stock pursuant to the conversion by Emet of $24,000 in principal and $2,971 in accrued interest and fees under the Company’s convertible note dated October 18, 2019.

F-42

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees	$83.92
Transfer Agent Fees	$1,000.00
Accounting Fees and Expenses	$2,500.00
Legal Fees and Expenses	$5,000.00
Miscellaneous Fees and Expenses	$1,000.00
Total	$9,583.92

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Florida law.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act, as amended

1.	The Company issued 175,000 shares of its common stock in the fiscal quarter ended September 30, 2017 to one individual for accounting services valued at $12,250.

2.	On September 14, 2017, the Company entered into a Securities Purchase Agreement (the “ Purchase Agreement ”) and Common Stock Purchase Warrant (the “Stock Warrant ) with Emet Capital Partners, LLC, a New York limited liability company (“Emet”), in the principal amount of Thirteen Thousand Seven Hundred Fifty and NO/100 Dollars ($13,750). The Stock Warrant can be exercised upon the date of issuance (the “Initial Exercise Date”) and on or prior to the close of business on the sixty-month anniversary of the Initial Exercise Date. The purchase price of one share of Common Stock under the Stock Warrant is be equal to the Exercise Price which is $0.50, subject to adjustment.

Simultaneous with entry into the Purchase Agreement and Stock Warrant, the Company issued a Convertible Note (the “Convertible Note”) dated September 14, 2017 (the “Original Issue Date”) in the amount of Thirteen Thousand Seven Hundred Fifty and NO/100 Dollars ($13,750) to Emet. The Note had a maturity date of September 14, 2018, an original conversion price of $0.25 and bore interest annually at five percent (5%). At any time after the Original Issue Date until the Note is no longer outstanding, this Note is convertible, in whole or in part, into shares of Common Stock at the option of the Holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (representing a discount rate of 50%). “Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Note was fully funded on September 15, 2017.

3.	On January 9, 2018, the Company executed a convertible note (the “Convertible Note 2”) payable to Emet in the principal amount of $20,000 in exchange for entry into a Waiver Agreement pertaining to the Securities Purchase Agreements entered into between the Parties dated May 25, 2017 and September 14, 2017 along with a Convertible Note issued by the Company on each of the same dates. The Company received $0 cash from issuance of the Convertible Note. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (January 9, 2019) at the option of the holder at the Variable Conversion Price, which shall mean the lesser of (i) $0.25 (the “Fixed Conversion Price”); or (ii) 50% multiplied by the Market Price (as defined). “Market Price” means the lowest Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually.

4.	On March 28, 2018, the Company made an Allonge to the Convertible Note (hereinafter the “Allonge”) to Emet. The Principal Amount as stated on the face of the Debenture shall be increased to $25,850.00 ($13,750.00 – original Principal Amount of the Debenture + $12,100.00 Allonge thereto the “New Principal”). The amendment to the Principal Amount due and owing on the Debenture described herein notwithstanding, the Holder does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Debenture through the date of the Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As part of the transaction, Emet was also issued a warrant granting the holder the right to purchase up to 98,600 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years.

5.	On June 13, 2018, the Company made an Allonge to the Convertible Note due September 14, 2018 (hereinafter the “Allonge”) to Emet. The Principal Amount as stated on the face of the Debenture was increased to $31,350.00 ($13,750.00 original Principal Amount of the Debenture + $12,100.00 Allonge dated March 28, 2018 + $5,500 Allonge hereto the “New Principal”). The amendment to the Principal Amount due and owing on the Debenture described therein notwithstanding, the Holder did not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Convertible Note through the date of the Allonge, which default interest and liquidated damages, if any, remain outstanding and payable. As part of the transaction, EMET was also issued a warrant granting the holder the right to purchase up to 11,000 shares of the Company’s common stock at an exercise price of $.50 for a term of 5-years.

32

6.	On July 31, 2018, the Company entered into and consummated a voluntary share exchange transaction with Green C Corporation, a company incorporated under the laws of the Province of Ontario (“Green C”) and the shareholders of Green C (the “Selling Shareholders”) pursuant to a Share Exchange Agreement by and among the Company, Green C and the Selling Shareholders (the “Exchange Agreement”).

In accordance with the terms of the Exchange Agreement, the Company issued 9,411,998 shares of its preferred stock, par value $0.001 (the “Shares”) to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of Green C.

7.	On January 4, 2019, the Company issued 695,129 shares of its common stock pursuant to an exercise of the equivalent of 1,400 warrants (of the 440,000 warrants issued to Emet) on May 25, 2017) in a cashless exercise transaction based on a ratchet-down exercise price of $ 0.001 per share.

8.	On February 12, 2019 (the “Issue Date”), the Company issued a 6% Convertible Redeemable Note to Eagle Equities, LLC (“Eagle”), having a principal amount of $1,200,000 of which $96,000 constituted an original issue discount (the “Eagle Note”). In connection with the Eagle Note, the Company and Eagle entered into a Securities Purchase Agreement. The Eagle Note will mature on the earlier of twelve (12) months from the Issue Date.

Eagle has the right beginning on the date which is one hundred eighty (180) days following the Issue Date to convert all or any part of the outstanding and unpaid principal amount of the Eagle Note into fully paid and non-assessable shares of common stock of the Company at the conversion price (the “Conversion Price”). The Conversion Price shall be, equal to 65% of the lowest closing price of the Company’s common stock as reported on the tier of the OTC Market on which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company. The Eagle Note contains other customary terms found in like instruments for conversion price adjustments.

9.	On October 18, 2019 (the “Exchange Date”), the Company entered into a note exchange agreement with Emet pursuant to which Emet exchanged the following notes:

1.	A note dated May 25, 2017 in the original principal amount of $55,000.00, of which $2,798.70 remained outstanding and $330.09 of interest accrued as of 10/18/19 (“ON1”);
2.	An allonge to the September 14, 2018 Note dated March 28, 2018, in the original principal amount of $12,100.00, of which $12,100.00 remained outstanding and $3.339.93 of interest and default damages accrued as of 10/18/19 (“ON2”); and
3.	An allonge to the September 14, 2018 Note dated June 13, 2018, in the original principal amount of $5,500.00, of which $5,500.00 remained outstanding and $1.518.93 of interest and default damages accrued as of 10/18/19 (“ON3”)

for the following new notes: one for $3,128.79 (“NN1”), one for $15,439.93 (“NN2”), and one for $7,018.15 (“NN3”). NN1 is being exchanged for ON1, NN2 is being exchanged for ON2, and NN3 is being exchanged for ON3. NN1, NN2 and NN3 are collectively referred to as the “Exchange Notes”.

Emet has the right beginning on the date which is one hundred eighty (180) days following the Exchange Date to convert all or any part of the outstanding and unpaid principal amount of the Exchange Notes into fully paid and non-assessable shares of common stock of the Company at a conversion price equal to 65% of the lowest closing price of the Company’s common stock as reported on the tier of the OTC Market on which the Company’s shares are traded or any exchange upon which the Company’s common stock may be traded in the future for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company.

10.	On January 28, 2020, the Company received $150,000 pursuant to a securities purchase agreement with GW Holdings Group, LLC and the issuance of a 6% Cumulative Redeemable Promissory Note thereunder in the principal amount of $166,500 (the “GW Note”). The GW Note bears interest at the rate of 6% (24% following an event of default), is due January 27, 2021, and is convertible in shares of common stock at a conversion price equal to 55% of the lowest closing price of the common stock for the 15 preceding trading days.

All of the securities offered and sold in several private transactions described above, were offered and sold pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder and no compensation was paid for the offering and sale of those securities..

ITEM 16.	EXHIBITS

No.	Description
2.1	Share Exchange Agreement by and among the Company, Green C and the Selling Shareholders dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)
3.1	Articles of Organization (previously filed with Form S-1 on June 20, 2017)
3.2	Notice of Conversion (previously filed with Form S-1 on June 20, 2017)
3.3	Articles of Incorporation (previously filed with Form S-1 on June 20, 2017)
3.4	Bylaws (previously filed with Form S-1 on June 20, 2017)
3.5	The Greater Cannabis Company, LLC Reinstatement State of Florida dated January 12, 2017 (previously filed with Form S-1 on June 20, 2017)
3.6	Articles of Organization GCC Investment Holdings, LLC dated July 20, 2017 (previously filed on Amendment No. 2 to Form S-1 on August 8, 2017)
4.1	Specimen certificate of common stock (previously filed with Form S-1 on June 20, 2017)
5.1	Legal Opinion of Dale S. Bergman, P.A. (filed herewith)
10.1	Anti-Dilution Agreement between Sylios Corp and The Greater Cannabis Company, Inc. dated as of February 22, 2017 (previously filed with Form S-1 on June 20, 2017)
10.2	Licensing Agreement with Artemis Technologies (previously filed with Form S-1 on June 20, 2017)
10.3	Valvasone Trust Consulting Agreement dated as of December 24, 2016 (previously filed with Form S-1 on June 20, 2017)
10.4	Asset Acquisition Agreement between Sylios Corp and The Greater Cannabis Company, Inc. dated April 21, 2017 (previously filed with Form S-1 on June 20, 2017)
10.5	Collateral Agreement with SLMI Energy Holdings, LLC and Sylios Corp dated as of March 22, 2017 (previously filed with Form S-1 on June 20, 2017)
10.6	Resale Certificate (previously filed with Form S-1 on June 20, 2017)
10.7	Promissory Note between Sylios Corp and The Greater Cannabis Company, Inc. dated as of August 12, 2014 (previously filed with Form S-1 on June 20, 2017)
10.8	Board of Directors Services Agreement with Jimmy Wayne Anderson dated as of March 10, 2017 (previously filed with Form S-1 on June 20, 2017)

33

10.9	Promissory Note between The Greater Cannabis Company, Inc. and Expert Witness Locators dated as of March 22, 2017 (previously filed with Form S-1 on June 20, 2017)
10.10	Promissory Note between The Greater Cannabis Company, Inc. and John T. Root, Jr. dated as of March 22, 2017 (previously filed with Form S-1 on June 20, 2017)
10.11	Promissory Note between Sylios Corp and The Greater Cannabis Company, Inc. dated as of March 31, 2017 (previously filed with Form S-1 on June 20, 2017)
10.12	Registration Rights Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.13	Securities Purchase Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.14	Convertible Note between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.15	Escrow Agreement among The Greater Cannabis Company, Inc., Emet Capital Partners, LLC and Grushko & Mittman, P.C., as escrow agent, dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.16	Common Stock Purchase Warrant Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of May 25, 2017 (previously filed with Form S-1 on June 20, 2017)
10.17	Advisory Agreement between The Greater Cannabis Company, Inc. and MCAP, LLC dated July 17, 2017 (previously filed with Amendment No. 1 to Form S-1 on July 20, 2017)
10.18	Convertible Promissory Note and Warrant Coverage between The Greater Cannabis Company, Inc. and Xeraflop Technologies, Inc. dated July 17, 2017 (previously filed with Amendment No. 1 to Form S-1 on July 20, 2017)
10.19	Securities Purchase Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of September 14, 2017 (previously filed on Form 8-K on September 19, 2017)
10.20	Common Stock Purchase Warrant Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of September 14, 2017 (previously filed on Form 8-K on September 19, 2017)
10.21	Convertible Note between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of September14, 2017 (previously filed on Form 8-K on September 19, 2017)
10.22	Waiver between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of January 9, 2018 (previously filed on Form 8-K on April 2, 2018)
10.23	Convertible Note between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of January 9, 2018 (previously filed on Form 8-K on April 2, 2018)
10.24	Allonge made by The Greater Cannabis Company, Inc. to Emet Capital Partners, LLC dated March 28, 2018 (previously filed on Form 10-K on April 17, 2018)
10.25	Common Stock Purchase Warrant Agreement between The Greater Cannabis Company, Inc. and Emet Capital Partners, LLC dated as of March 28, 2018 (previously filed on Form 10-K on April 17, 2018)
10.26	Emet Exchange Agreement dated February 14, 2019 (previously filed with Form 8-K on February 15, 2019)
10.27	Eagle Convertible Note dated February 12, 2019 (previously filed with Form 8-K on February 15, 2019)
10.28	Eagle Securities Purchase Agreement dated February 12, 2019 (previously filed with Form 8-K on February 15, 2019)
10.29	Emet Certificate of Designation dated February 14, 2019 (previously filed with Form 8-K on February 15, 2019)
10.30	Aitan Zacharin Service Agreement dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)*
10.31	Mark Radom Service Agreement dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)*
10.32	Wayne Anderson Release and Debt Forgiveness Agreement dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)
10.33	Aitan Zacharin Indemnification Agreement dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)*
10.34	Mark Radom Indemnification Agreement dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)*
10.35	Wayne Anderson Consulting Agreement dated July 31, 2018 (previously filed with Form 8-K on August 3, 2018)
10.36	License Agreement with Pharmedica Ltd. date June 21, 2018 (previously filed with Form 8-K on August 3, 2018)
10.37	Emet Exchange Note 1 dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.38	Emet Exchange Note 2 dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.39	Emet Exchange Note 3 dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.40	Emet Note Exchange Agreement dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.41	Emet Warrant Note 1 dated October 18, 2019 previously filed with Form 8-K on October 18, 2019
10.42	Emet Warrant Note 2 dated October 18, 2019 previously filed with Form 8-K on October 18, 2019
10.43	Emet Warrant Note 3 dated October 18, 2019 previously filed with Form 8-K on October 18, 2019
10.44	Emet Warrant Note 4 dated October 18, 2019 previously filed with Form 8-K on October 18, 2019
10.45	Emet Warrant Note Exchange Agreement dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.46	Transfer Agent Letter dated October 18, 2019 (previously filed with Form 8-K on October 18, 2019)
10.47	GW Note dated January 27, 2020 (previously filed with Form 8-K on February 3, 2020)
10.48	GW Securities Purchase Agreement dated January 27, 2020 (previously filed with Form 8-K on February 3, 2020)
14.1	Code of Business Conduct and Ethics (previously filed with Form S-1 on June 20, 2017)
21.1 23.1	Articles of Organization GCC Superstore, LLC (previously filed with Form S-1 on June 20, 2017) Consent of Michael T. Studer, CPA (filed herewith)
23.2	Consent of Dale S. Bergman, P.A. (included in Exhibit 5.1; filed herewith)
24	Power of Attorney (included on signature page hereto)

*Management compensation plan or arrangement

34

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on February 10, 2020.

THE GREATER CANNABIS COMPANY, INC.

By:	/s/ Aitan Zacharin
Aitan Zacharin. President
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aitan Zacharin and Mark Radon, and each of them, as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following person in the capacities and on the dates stated.

Signatures	Title(s)	Date

/s/ Aitan Zacharin	Chief Executive Officer and Acting Chief Financial Officer	February 10, 2020
Aitan Zacharin	(Principal Executive, Financial and Accounting Officer)

/s/ David Tavor	Director	February 10, 2020
David Tavor

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